UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

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YADKIN VALLEY FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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November     , 2012

Dear Fellow Shareholder,

It is with great enthusiasm that I write you this letter inviting you to a special meeting of our shareholders to vote on several proposals that are very important to our bank’s future.

As shareholders of Yadkin Valley, you and I know that the last few years have been very challenging in the banking industry. We have worked hard to return the bank to profitability, resolve our problem assets, and position the bank for success. I am pleased to report to you that our efforts are yielding results. First, the Company has successfully raised $45 million through a private placement offering of preferred stock. In connection with the private placement and following shareholder approval, the Company will be converting the $45 million of preferred stock and exchanging approximately $21 million of our outstanding Series T and Series T-ACB preferred shares, which have recently been purchased by third parties from the U.S. Treasury, into common shares. These two events represent the culmination of more than two years of analysis, discussion, and thoughtful consideration by Yadkin Valley’s Board of Directors and executive management, along with our financial advisors.

We believe this capital raise will significantly improve the Company’s credit and capital profiles, which will allow us to operate more efficiently in this regulatory environment. We are working on a plan to dispose of certain classified assets through strategic sales, using a portion of this new capital to sustain the losses that will come from liquidating these assets.

Please join me in approving the proposals outlined in the attached proxy statement. Each of these proposals is essential for the Company to close the capital raise, convert the preferred stock to common stock, exchange certain Series T and Series T-ACB preferred shares to common stock, and move forward with our asset disposition plan. First, we need to create a non-voting class of stock, so that several of our new institutional shareholders do not exceed certain ownership percentages in the Company. Second, we need to approve the issuance of common shares based on a rule from NASDAQ, where our shares are traded. Third, we want to approve an increase in the number of common shares available for issuance, so that we have the opportunity to address our remaining outstanding Series T and Series T-ACB preferred shares. I also ask you to grant the chairperson of the meeting the authority to adjourn and reconvene the meeting if we need more time to collect the votes necessary to approve these measures.

We hope you will join the Board of Directors in voting FOR these proposals so that we can move into 2013 in a position of strength as we look toward opportunities to better serve our customers throughout the Carolinas.

Sincerely,

Joe Towell

President & Chief Executive Officer

Yadkin Valley Financial Corporation

YADKIN VALLEY FINANCIAL CORPORATION

209 North Bridge Street

Elkin, North Carolina 28621

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on December 20, 2012

Dear Fellow Shareholder:

You are cordially invited to attend a special meeting of shareholders (the “Special Meeting” or the “Meeting”) of Yadkin Valley Financial Corporation (the “Company”). This letter serves as your official notice that we will hold the Special Meeting on Thursday, December 20, 2012, at 10:00 a.m. Eastern Time at the Statesville Civic Center, located at 300 South Center Street, Statesville, North Carolina 28677, for the purposes described in this Notice of Special Meeting of Shareholders and in more detail in the accompanying proxy statement.

On October 23, 2012, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors and directors and executive officers of the Company (collectively, the “Investors”), pursuant to which the Investors purchased shares of the Company’s Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), at a price of $1,000 per share, in a private placement (the “Private Placement”).

As part of the Private Placement, contemporaneously with the execution of the Purchase Agreement, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with certain holders (the “TARP Preferred Shareholders”) of the Company’s Fixed Rate Cumulative Series T Perpetual Preferred Stock (the “Series T Preferred Stock”) and Fixed Rate Cumulative Series T-ACB Perpetual Preferred Stock (the “Series T-ACB Preferred Stock” and together with the Series T Preferred Stock, the “TARP Preferred Stock”), pursuant to which the TARP Preferred Shareholders agreed, upon shareholder approval, to exchange shares of the TARP Preferred Stock for shares of the Company’s common stock, par value $1.00 per share (the “Voting Common Stock”), and shares of a new class of non-voting common stock, par value $1.00 per share, of the Company (the “Non-Voting Common Stock” and together with the Voting Common Stock, the “Common Stock”).

Under the terms of the Private Placement, following the receipt of shareholder approval, (i) the Series A Preferred Stock issued to the Investors will automatically convert into shares of the Company’s Voting Common Stock, (ii) the TARP Preferred Shareholders will receive shares of Voting Common Stock and Non-Voting Common Stock in exchange for shares of the TARP Preferred Stock, and (iii) the Non-Voting Common Stock received by the TARP Preferred Shareholders will convert into shares of Voting Common Stock, in each case in accordance with the terms of the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”).

At the Special Meeting, you will be asked to approve the following four proposals relating to the Private Placement:

1.	A proposal to approve an amendment to the Company’s Articles of Incorporation to create the Non-Voting Common Stock and authorize a sufficient number of shares of such class;

2.	A proposal to approve, pursuant to NASDAQ Marketplace Rule 5635, (i) the issuance of the shares of Voting Common Stock resulting from the conversion of the Series A Preferred Stock and the exchange of the TARP Preferred Stock; (ii) the issuance of the shares of Non-Voting Common Stock resulting from the exchange of the TARP Preferred Stock; and (iii) the issuance of the shares of Voting Common Stock resulting from the conversion of the Non-Voting Common Stock;

3.	A proposal to approve an amendment to the Articles of Incorporation to increase the number of shares of Voting Common Stock available for issuance from 50,000,000 to 100,000,000; and

1

4.	A proposal to grant the chairperson of the Special Meeting the authority to adjourn or postpone the Special Meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to adopt the proposals or (b) a quorum is not present at the Special Meeting.

Shareholders owning our Voting Common Stock at the close of business on October 31, 2012 are entitled to attend and vote at the Special Meeting. A complete list of these shareholders will be available at the Company’s offices prior to the Special Meeting. If you need assistance in completing your proxy, please call the Company at (704) 768-1125. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at the Special Meeting. If you are a record shareholder, attend the Special Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked by a record holder at any time before it is exercised.

Our Board of Directors has determined that each of the proposals is in the best interest of the Company and our shareholders. For the reasons set forth in the accompanying proxy statement, the Board of Directors unanimously recommends a vote “FOR” each of the proposals.

IT IS VERY IMPORTANT THAT YOU VOTE ON THE MATTERS TO COME BEFORE THE SPECIAL MEETING. Even if you plan to attend the Special Meeting, we encourage you to vote as soon as possible through the Internet or by signing, dating and mailing your proxy card in the envelope enclosed. Internet voting permits you to vote at your convenience, 24 hours a day, seven days a week. Detailed voting instructions are included on your proxy card. Your attendance at the special meeting and your affirmative vote on each of the proposals is important, and we appreciate your continued support. Our directors and executive officers will be present at the special meeting to respond to any questions that you may have.

We look forward to seeing you at the special meeting on December 20, 2012.

By Order of the Board of Directors

Joseph H. Towell
President and Chief Executive Officer

Statesville, North Carolina
November , 2012

PLEASE VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY

PURSUANT TO THE INSTRUCTIONS ON THE PROXY CARD

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YADKIN VALLEY FINANCIAL CORPORATION

209 North Bridge Street

Elkin, North Carolina 28621

PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 20, 2012

This proxy statement is furnished to shareholders of Yadkin Valley Financial Corporation, a North Carolina corporation (the “Company,” “we,” “our” and “us”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Special Meeting of Shareholders (the “Special Meeting” or the “Meeting”) to be held at the Statesville Civic Center located at 300 South Center Street, Statesville, North Carolina 28677, at 10:00 a.m. Eastern Time on Thursday, December 20, 2012, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Directions to the Special Meeting can be obtained by calling the Corporate Secretary at (704) 768-1125.

The Company has its principal executive offices at 209 North Bridge Street, Elkin, North Carolina 28621. The Company’s mailing address is P.O. Drawer 888, Elkin, North Carolina 28621, and its telephone number is (336) 526-6300.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held December 20, 2012. The Notice and Proxy Statement are also available at: http://www.cfpproxy.com/6579.

VOTING INFORMATION

Only holders of the Company’s Voting Common Stock at the close of business on October 31, 2012 (the “Record Date”) are entitled to vote at the Special Meeting. Each share of Voting Common Stock entitles the holder thereof to one vote on each matter to come before the Special Meeting. At the close of business on the Record Date, the Company had issued and outstanding 20,003,675 shares of Voting Common Stock entitled to vote, which were held of record by approximately 5,900 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Special Meeting. Notwithstanding the Record Date specified above, the Company’s stock transfer books will not be closed and shares of the Voting Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date. For voting directions, please see “Instructions For Voting Your Proxy” at the end of this proxy statement.

The presence in person or by proxy of the holders of a majority of the outstanding shares of Voting Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. If a share is represented for any purpose at the Special Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including proxies submitted by brokers who are the record holders of shares but who lack the power to vote such shares (so-called “broker non-votes”), will be included in determining the number of votes present or represented at the Special Meeting. If a quorum is not present or represented at the Meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the Meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the Meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned Meeting will be given in accordance with the Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened Meeting in person or by mail, telephone or other means. At any such reconvened Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the Meeting.

Provided a quorum is established at the Special Meeting, the required vote for each item of business at the Special Meeting is as follows:

1.	For the approval of an amendment to the Company’s Articles of Incorporation to create the Non-Voting Common Stock and authorize a sufficient number of shares of such class, the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting (“Proposal No. 1”);

2.	For the approval, pursuant to NASDAQ Marketplace Rule 5635 (“NASDAQ Rule 5635”), of (i) the issuance of the shares of Voting Common Stock resulting from the conversion of the Series A Preferred Stock and the exchange of shares of the TARP Preferred Stock, (ii) the issuance of the shares of Non-Voting Common Stock resulting from the exchange of shares of the TARP Preferred Stock, and (iii) the issuance of the shares of Voting Common Stock resulting from the conversion of the Non-Voting Common Stock, the number of shares of Voting Common Stock voted in favor of the matter exceed the number of shares of Voting Common Stock voted against the matter (“Proposal No. 2”);

3.	For the approval of an amendment to the Company’s Articles of Incorporation to increase the number of shares of Voting Common Stock available for issuance from 50,000,000 to 100,000,000, the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting (“Proposal No. 3”); and

4.	For the approval to grant the chairperson of the Special Meeting the authority to adjourn or postpone the Special Meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to approve the proposals or (b) a quorum is not present at the Special Meeting, the number of shares of Voting Common Stock voted in favor of the matter exceed the number of shares of Voting Common Stock voted against the matter (“Proposal No. 4”).

Shareholders of the Company do not have cumulative voting rights. Shareholders are not entitled to appraisal rights under North Carolina law or the Company’s Articles of Incorporation with respect to any of the matters to be acted upon at the Special Meeting.

Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the Special Meeting, (c) by voting again over the Internet prior to 5:00 p.m. Eastern Daylight Time on Wednesday, December 19, 2012, or (d) by executing and delivering to the Company a later dated proxy.

Attendance at the Special Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to Yadkin Valley Financial Corporation, P.O. Drawer 7109, Statesville, North Carolina 28677, Attention: Patti Wooten. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. In any case where the shareholder has not specified how an executed and furnished proxy is to be voted, it will be voted “FOR” the proposals as recommended by the Board of Directors. As to any other matter of business that may be brought before the Special Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, our Board of Directors does not know of any such other business.

Please note that because the New York Stock Exchange does not consider any of the proposals to be routine matters, brokers holding shares for their customers will not have the ability to cast votes with respect to any of these matters unless they have received instructions from their customers. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the proposals at the Special Meeting, no votes will be cast on your behalf. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these matters is counted. Your broker will need to return a proxy card without voting on the proposals if you do not give voting instructions with respect to these matters.

A record shareholder’s failure to execute and return a proxy card or otherwise to vote at the Special Meeting will have the same effect as a vote “AGAINST” Proposal No. 1 to amend the Company’s Articles of Incorporation to create the Non-Voting Common Stock and authorize a sufficient number of shares of such class and “AGAINST” Proposal No. 3 to amend the Company’s Articles of Incorporation to increase the number of shares of Voting Common Stock available for issuance from 50,000,000 to 100,000,000. Failure of a shareholder whose shares are held in street name to complete and return voting instructions as required by the broker or other nominee that holds such shares of record will have the same effect as a vote “AGAINST” Proposal No. 1 and “AGAINST” Proposal No. 3 because, as described above, your bank or broker do NOT have the ability to vote your uninstructed shares in these matters on a discretionary basis. In addition, if a record shareholder abstains from voting, the abstention will also have the effect of a vote “AGAINST” Proposal No. 1 and “AGAINST” Proposal No. 3. With respect to Proposal No. 2 and Proposal No. 4, abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matter.

The Company will bear the cost of solicitation of proxies, including any charges and expenses of brokerage firms and others for forwarding solicitation material to the beneficial owners of the Company’s shares. In addition, solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Voting Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. This proxy statement was first mailed to shareholders on or about November     , 2012.

The Board recommends that shareholders vote “FOR” each of the proposals. The Board and executive management intend to vote their shares in favor of each proposal. Your vote is very important! Please promptly return your proxy card.

THE PRIVATE PLACEMENT AND BACKGROUND OF THE PROPOSALS

Background of the Proposals

Since mid-2007 and continuing into 2012, the financial markets and economic conditions were materially and adversely affected by, among other things, significant declines in the values of real estate. This was initially triggered by declines in home prices and the values of subprime mortgages, but spread to residential construction and residential mortgages as property prices declined rapidly. The effect of the market and economic downturn also spread to commercial construction and other areas of the credit markets and to the availability of liquidity. The magnitude of these declines led to a crisis of confidence in the financial sector as a result of concerns about, among other things, the capital base and viability of certain financial institutions.

Our approach to managing through the challenging economic cycle has been to deal with credit problems and dispose of troubled assets in the ordinary course of business, taking losses as necessary. As a result, our operating provision for loan losses was $20.8 million in 2011, $24.3 million in 2010, and $48.4 million in 2009. Net charge-offs were $25.7 million in 2011, $35.2 million in 2010, and $22.2 million in 2009.

The impact of the increase in nonperforming assets and related credit losses has resulted in losses over the past three years, which has reduced our shareholders’ equity and regulatory capital ratios. We reported a net loss of $14.4 million in 2011, compared to a net loss of $12 thousand in 2010 and a net loss of $75 million in 2009.

Throughout this time, the Board of Directors met regularly with management and the Company’s financial advisor to monitor the market and potential capital raising opportunities that could become available to the Company. In September 2012, the Board of Directors began to work closely with management and Yadkin Valley’s financial advisor to explore capital raising opportunities to address Yadkin Valley’s credit, financial and regulatory challenges, including the potential conversion or exchange of the TARP Preferred Stock as a result of the U.S. Treasury’s announcement that it would be selling securities it acquired in connection with the Capital Purchase Program. In connection with this analysis, the Board determined that the following objectives were vital to Yadkin Valley:

•	raise additional capital to address the credit, financial and regulatory challenges;

•	demonstrate a meaningful reduction in non-performing assets to strengthen and de-risk its balance sheet; and

•	show a clear and defined path back to sustainable profitability within a reasonable period.

The Board determined that the best way to accomplish these objectives was to sell a significant amount of stock to institutional investors in a private offering and use a substantial portion of the capital and proceeds to bolster the capital of Yadkin Valley’s subsidiary, Yadkin Valley Bank and Trust Company (the “Bank”), in anticipation of losses from the potential divesture of a substantial amount of the Company’s classified and most risky assets. The Board determined that these capital and asset disposition plans were in the best interests for Yadkin Valley and Yadkin Valley’s existing shareholders, employees, customers and communities, because they would provide the Company with a significant level of capital to de-risk its balance sheet by disposing of its riskier assets which is expected to return Yadkin Valley to profitability.

The conversion price of $2.80 per share of common stock in the Private Placement is the highest price the Company could obtain in order to attract the amount of subscriptions necessary to raise approximately $45 million, which is the amount of capital the Board believes is appropriate in order to reduce the Company’s non-performing assets, strengthen its balance sheet, and maintain healthy regulatory capital ratios going forward.

In connection with the Private Placement, the Board determined that it was in the best interests of Yadkin Valley and its existing shareholders to exchange shares of Voting Common Stock and Non-Voting Common Stock for a portion of the outstanding shares of TARP Preferred Stock before the dividend on the TARP Preferred Stock increases to 9.0% per annum in 2014. The exchange will also provide a better quality of capital with respect to regulatory capital ratios. The Board was able to negotiate the exchange at 95% of the liquidation value of the TARP Preferred Stock, a 5.0% discount on the redemption price of the TARP Preferred Stock, and at $2.80 exchange price, equal to the purchase price in the Private Placement.

Summary of the Private Placement

On October 23, 2012, the Company entered into the Purchase Agreement with 29 accredited investors and certain directors and executive officers of the Company, pursuant to which the Company sold 45,000 shares of its Series A Preferred Stock at a price of $1,000 per share as part of the Private Placement. The Series A Preferred Stock converts into our Voting Common Stock in accordance with the Articles of Incorporation, as explained below.

As part of the Private Placement, contemporaneously with the execution of the Purchase Agreement, the Company entered into the Exchange Agreement with the TARP Preferred Shareholders, pursuant to which TARP Preferred Shareholders agreed, upon approval by the Company’s shareholders, to exchange, in the aggregate, 11,565 shares of the Series T Preferred Stock and 9,342 shares of the Series T-ACB Preferred Stock for 5,128,389 shares of the Company’s Voting Common Stock and 1,965,000 shares of the Company’s Non-Voting Common Stock. The Non-Voting Common Stock converts into our Voting Common Stock upon certain transfers to non-affiliates in accordance with the Articles of Incorporation, as explained below. Several institutional investors advised by Wellington Management Company, LLP entered into the Purchase Agreement and the Exchange Agreement and will beneficially own, upon conversion of the Series A Preferred Stock into shares of Voting Common Stock and upon exchange of the TARP Preferred Stock for shares of Voting Common Stock and Non-Voting Common Stock, in the aggregate, approximately 9.8% of the shares of Voting Common Stock.

We raised approximately $41.8 million in net proceeds from the sale of the Series A Preferred Stock. We paid approximately $2.5 million in fees to our financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), who acted as the placement agent in the Private Placement, in connection with the sale of the Series A Preferred Stock. We expect to pay KBW approximately $1.2 million in fees in connection with the exchange of the TARP Preferred Stock. As part of the Private Placement, certain of our directors and executive officers, directly or through their affiliates, purchased an aggregate of 569 shares of Series A Preferred Stock on the same terms and conditions as the independent unaffiliated third party Investors. See “Certain Interests of Certain Directors in the Private Placement.”

The purpose of the Private Placement was to raise funds for general corporate purposes, including providing a significant amount of capital to the Bank to bolster capital levels and provide the Bank with the ability to sell certain of its non-performing and classified loans and foreclosed real estate. The Private Placement was exempt from Securities and Exchange Commission (the “SEC”) registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

Summary of the Proposals

In connection with the Private Placement, the Company is proposing the proposals. Proposal No. 1 is a proposal to approve an amendment to the Company’s Articles of Incorporation to create the Non-Voting Common Stock and authorize a sufficient number of shares of such class. Proposal No. 2 is a proposal to approve, pursuant to NASDAQ Rule 5635, (i) the issuance of the shares of Voting Common Stock resulting from the conversion of the Series A Preferred Stock and the exchange of the shares of TARP Preferred Stock; (ii) the issuance of the shares of Non-Voting Common Stock resulting from the exchange of the shares of TARP Preferred Stock; and (iii) the issuance of the shares of Voting Common Stock resulting from the conversion of the Non-Voting Common Stock. Proposal No. 3 is a proposal to amend the Articles of Incorporation to increase the number of shares of our Voting Common Stock available for issuance from 50,000,000 to 100,000,000. Proposal No. 4 is a proposal to grant the chairperson of the Special Meeting the authority to adjourn or postpone the Special Meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to approve the proposals or (b) a quorum is not present at the Special Meeting.

Pro Forma Financial Information

To assist in your understanding of the impact of the Private Placement relating to Proposal Nos. 1 through 3, we are providing pro forma financial information. The following pro forma table contains certain financial information as of September 30, 2012 and for the nine months ended September 30, 2012, and December 31, 2011 and the year ended December 31, 2011.

This pro forma table should be read together with our consolidated historical financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations (which appeared in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC), and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

	Actual 9/30/2012	Proposal Nos. 1 through 3	Actual 12/31/2011	Proposal Nos. 1 through 3
	(Amounts in millions)
Assets:
Cash (1)	$123.2	$165.0	$92.9	$134.7
Securities	310.6	310.6	330.4	330.4
Net loans	1,331.6	1,331.6	1,418.1	1,418.1
Loans held for sale	24.8	24.8	19.5	19.5
Other assets	130.2	130.2	132.3	132.3

Total assets	$1,920.4	$1,962.2	$1,993.2	$2,035.0

Liabilities and Shareholders’ Equity
Liabilities:
Deposits	$1,651.5	$1,651.5	$1,731.3	$1,731.3
Borrowings	102.3	102.3	105.6	105.6
Other liabilities	11.4	11.4	15.7	15.7

Total liabilities	1,765.2	1,765.2	1,852.6	1,852.6

Shareholders’ Equity:
Series T Preferred Stock (1)	35.5	23.8	35.2	23.4
Series T-ACB Preferred Stock (1)	12.5	2.6	12.2	2.1
Voting Common Stock (1)	20.0	41.2	19.5	40.7
Non-Voting Common Stock (1)	—	2.0	—	2.0
Additional paid in capital (1)	121.3	161.5	121.5	162.0
Retained earnings	(38.9)	(38.9)	(51.7)	(51.7)
Accumulated other comprehensive income	4.8	4.8	3.9	3.9

Total equity	155.2	197.0	140.6	182.4

Total liabilities and shareholders’ equity	$1,920.4	$1,962.2	$1,993.2	$2,035.0

Tangible book value per share	$5.22	$4.07	$4.58	$3.76
Book value per share	5.36	4.14	4.77	3.86

Capital Ratios: Holding Company
Tier 1 leverage ratio	8.8%	10.8%	8.3%	10.1%
Tier 1 risk based capital ratio	11.4%	14.1%	10.6%	13.2%
Total risk based capital ratio	12.6%	15.3%	11.8%	14.4%

(1)	Assumes the conversion of 45,000 shares of Series A Preferred Stock into 16,071,302 shares of Voting Common Stock based on the initial conversion price of $2.80 per share and the conversion of 20,907 shares of TARP Preferred Stock into 5,128,389 shares of Voting Common Stock and 1,965,000 shares of Non-Voting Common Stock. The net proceeds thereof are approximately $41.8 million after deducting commissions and our estimated expenses of approximately $3.2 million.

The Board of Directors recommends that shareholders vote “FOR” each of the proposals. Following shareholder approval and the filing of the amendments to the Articles of Incorporation as described herein:

•

Each share of Series A Preferred Stock will automatically convert into shares of our Voting Common Stock at an initial conversion price of $2.80 per share, subject to customary anti-dilution adjustments. Accordingly, the conversion of the Series A Preferred Stock would result in the issuance of 16,071,302 shares of our Voting Common Stock.

•

20,907 shares of the TARP Preferred Stock will be exchanged for 5,128,389 shares of our Voting Common Stock and 1,965,000 shares of our Non-Voting Common Stock, which, in turn, is convertible under certain circumstances as provided in our Articles of Incorporation, on a one-for-one basis, into 1,965,000 shares of our Voting Common Stock.

The closing price of our Voting Common Stock on October 23, 2012, the date the Investors entered into the Purchase Agreement and the TARP Shareholders entered into the Exchange Agreement, was $3.21 per share as reported by the NASDAQ Global Select Market. On October 24, 2012, we had 20,003,675 shares of Voting Common Stock outstanding.

The material terms of our Series A Preferred Stock, Voting Common Stock and Non-Voting Common Stock are discussed below.

Shareholder Approval Requirements

NASDAQ Rule 5635. Because our common stock is listed on the NASDAQ Global Select Market, we are subject to the NASDAQ Stock Market Rules. NASDAQ Rule 5635 requires shareholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock.

The 21,199,691 shares of our Voting Common Stock issuable upon conversion of the Series A Preferred Stock and exchange of shares of the TARP Preferred Stock, together with the 1,965,000 shares of our Voting Common Stock issuable upon conversion of our Non-Voting Common stock issued in exchange for shares of the TARP Preferred Stock, will exceed 19.99% of the number of shares of our Voting Common Stock and voting power outstanding prior to the Private Placement. Based on 20,003,675 shares of Voting Common Stock outstanding immediately prior to the Private Placement, following conversion of the Series A Preferred Stock into shares of Voting Common Stock and the exchange of 20,907 shares of TARP Preferred Stock into shares of Voting Common Stock and shares of Non-Voting Common Stock, the percentage of Common Stock (voting and non-voting) being issued compared to the number of currently outstanding shares of Voting Common Stock is 106%. Following these transactions, the Investors and the TARP Preferred Shareholders will own, in the aggregate, 53.6% of our total Common Stock (voting and non-voting) and current shareholders will own approximately 46.4% of our total Common Stock (voting and non-voting). The $2.80 per share conversion price for the Series A Preferred Stock and exchange price of TARP Preferred Stock for shares of Voting Common Stock is less than the book value per share of our Voting Common Stock. The book value of our Voting Common Stock was $5.36 per share based on our shareholders’ equity divided by the total number of shares of Voting Common Stock outstanding as shown in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, our most recent public filing with the SEC. In addition, the $2.80 per share exchange price of TARP Preferred Stock for shares of Non-Voting Common Stock is less than $3.34, which was the consolidated closing bid price of our Voting Common Stock as reported by NASDAQ on October 22, 2012, the trading day immediately prior to the execution of the Purchase Agreement and the Exchange Agreement.

Accordingly, shareholder approval is required pursuant to Rule 5635 because the 20% limitation will be exceeded upon conversion of the Series A Preferred Stock and exchange of shares of the TARP Preferred Stock for shares of Voting Common Stock and conversion of the Non-Voting Common Stock issued in exchange for shares of the TARP Preferred Stock into shares of Voting Common Stock.

Rule 5635 also requires shareholder approval for certain equity compensation arrangements. Under NASDAQ interpretations of Rule 5635, the issuance of common stock or securities convertible into or exercisable for common stock by a company to its directors and executive officers in a private placement at a price less than the market value of the stock is considered a form of “equity compensation” by NASDAQ and requires shareholder approval. The Private Placement was priced at a conversion price of $2.80 per share. The closing bid price of our common stock on the NASDAQ Global Select Market immediately preceding the time we executed the Purchase Agreement was $3.34 per share.

Certain of our directors and executive officers, directly or through their affiliates, purchased an aggregate of 569 shares of Series A Preferred Stock in the Private Placement for an aggregate purchase price of $569,000. These directors and executive officers, or their affiliates, invested in the Private Placement of the Series A Preferred Stock on the same terms and conditions negotiated by independent unaffiliated third party investors and to further align the directors’ and executive officers’ interest with generating long-term shareholder value. However, because the sale of the securities to these directors and executive officers (or their affiliates) was at a price less than the market value of the Voting Common Stock, the sale is considered a form of “equity compensation” under NASDAQ interpretations of Rule 5635 and, thus, requires shareholder approval.

The following table shows the amount of shares of Series A Preferred Stock each director and executive officer purchased, the number of shares of Voting Common Stock the shares of Series A Preferred Stock will convert into, and the amount of “equity compensation” as interpreted under NASDAQ Rule 5635 as a result of such purchases.

Name	Number of Preferred Shares Purchased	Number of Shares of Common Stock Issued upon Conversion of Series A Preferred Stock	Aggregate Difference of Market Price and Conversion Price of Shares of Common Stock (1)
Laura N. Blalock (Executive Vice President & Human Resources Director)	10	3,571	$1,464
Nolan G. Brown (director)	75	26,785	10,982
Harry M. Davis (director)	15	5,357	2,196
W. Mark DeMarcus (Executive Vice President & Chief Operating Officer)	15	5,357	2,196
Bob D. Doby, Jr. (Executive Vice President & Chief Risk Officer)	15	5,357	2,196
Thomas J. Hall (director)	15	5,357	2,196
James A. Harrell, Jr. (director)	10	3,571	1,464
Larry S. Helms (director)	3	1,071	439
Dan W. Hill, III (director)	60	21,428	8,785
Jan H. Hollar (Executive Vice President & Chief Financial Officer)	45	16,071	6,589
Johnny Rick Patterson (Executive Vice President & Chief Banking Officer)	15	5,357	2,196
Lisa B. Rogers (Executive Vice President & Mortgage Director)	3	1,071	439
Edwin H. Shuford (Executive Vice President & Chief Credit Officer)	3	1,071	439
Alison J. Smith (director)	50	17,857	7,321
James N. Smoak (director)	45	16,071	6,589
Harry C. Spell (director)	115	41,071	16,839
Joseph H. Towell (President & Chief Executive Officer)	75	26,785	10,982
All directors & executive officers as a group	569	203,208	$83,312

(1)	The amounts reflect the aggregate difference between the $2.80 conversion price of the Series A Preferred Stock and the $3.21 market price of the Company’s Voting Common Stock on the date the Company executed the Purchase Agreement. This difference is considered a form of “equity compensation” under NASDAQ Rule 5635. The directors and executive officers of the Company purchased their shares of Series A Preferred Stock at the same price and on the same terms and conditions as other independent unaffiliated third party investors in the Private Placement.

Terms of the Series A Preferred Stock and the Non-Voting Common Stock. In addition to NASDAQ Rule 5635, the Articles of Amendment establishing each of the Series A Preferred Stock and the Non-Voting Common Stock require us to seek shareholder approval of (i) the conversion of the Series A Preferred Stock into shares of our Voting Common Stock; and (ii) the conversion of shares of our Non-Voting Common Stock into our Voting Common Stock. The Articles of Amendment for the Series A Preferred Stock and the Non-Voting Common Stock are attached hereto as Appendix A and Appendix B, respectively.

Consequences if the Proposals are Approved

Conversion of the Series A Preferred Stock into Voting Common Stock. Each share of Series A Preferred Stock will automatically convert into shares of our Voting Common Stock on the third business day following the date on which shareholder approval is obtained. Each outstanding share of Series A Preferred Stock will automatically convert into such number of shares of Voting Common Stock as determined by dividing (i) $1,000 (the purchase price per share of the Series A Preferred Stock) by (ii) the conversion price of the Series A Preferred Stock then in effect, subject to certain adjustments. The initial conversion price of the Series A Preferred Stock is $2.80 per share. Accordingly, the conversion of the Series A Preferred Stock would result in the issuance of 16,071,302 shares of our Voting Common Stock.

Exchange of TARP Preferred Stock into Common Stock. 20,907 shares of TARP Preferred Stock will be exchanged for 5,128,389 shares of Voting Common Stock and 1,965,000 shares of Non-Voting Common Stock on the third business day following the date on which shareholder approval is obtained. Each share of Non-Voting Common Stock will convert into shares of our Voting Common Stock upon certain transfers to non-affiliates in accordance with the terms of the Articles of Incorporation.

Rights of Investors. If shareholder approval is received, the rights and privileges associated with our Voting Common Stock issued upon the conversion of the Series A Preferred Stock and the exchange of shares of the TARP Preferred Stock will be identical to the rights and privileges associated with the Voting Common Stock held by our existing common shareholders. The rights and privileges associated with the Non-Voting Common Stock issued upon exchange of shares of the TARP Preferred Stock will be identical to the rights and privileges associated with the Non-Voting Common Stock as contained in our Articles of Incorporation.

Dilution. We will issue, through the conversion of the Series A Preferred Stock and the exchange of shares of the TARP Preferred Stock, 21,199,691 shares of Voting Common Stock and 1,965,000 shares of Non-Voting Common Stock. As a result, we expect there to be a dilutive effect on both the earnings per share of our Voting Common Stock and the book value per share of our Voting Common Stock. In addition, our existing shareholders will own a smaller percentage of our outstanding capital stock. See “Capitalization.”

Effect on Earnings Per Share. The following table presents the Company’s unaudited pro forma earnings (loss) per share adjusted for the pro forma impacts of the conversion of the Series A Preferred Stock and the exchange of the TARP Preferred Stock for the periods shown. The pro forma consolidated earnings per share calculations assume no material pro forma impacts to net income (loss) for the periods shown. Pro forma earnings per share assumes the Company had completed the Private Placement, the conversion of the Series A Preferred Stock into Voting Common Stock, and the conversion of 20,907 shares of the TARP Preferred Stock into 5,128,389 shares of Voting Common Stock and 1,965,000 shares of Non-Voting Common Stock. Based on 20,003,675 shares of Voting Common Stock outstanding immediately prior to the Private Placement, following such conversion the Investors and the TARP Preferred Shareholders will own, in the aggregate, 53.6% of our total Common Stock (voting and non-voting) and current shareholders will own approximately 46.4% of our total Common Stock (voting and non-voting).

	Actual Nine Months Ended September 30, 2012	Conversion Adjustments	Pro Forma Nine Months Ended September 30, 2012
	(Dollars in thousands, except per share amounts)
Net loss available to common shareholders	$(81)	—	$(81)

Basic earnings per share	$0.00	$0.00	$0.00
Diluted earnings per share	0.00	0.00	0.00
Weighted average common shares	19,389,251	23,164,691	42,553,942
Weighted average dilutive shares	19,389,251	23,164,691	42,553,942

	Actual Twelve Months Ended December 31, 2011	Conversion Adjustments	Pro Forma Twelve Months Ended December 31, 2011
	(Dollars in thousands, except per share amounts)
Net loss available to common shareholders	$(17,382)	$—	$(17,382)

Basic earnings per share	$(0.95)	$0.00	$(0.42)
Diluted earnings per share	(0.95)	0.00	(0.42)
Weighted average common shares	18,239,004	23,164,691	41,404,382
Weighted average dilutive shares	18,239,004	23,164,691	41,404,382

Elimination of Dividend and Liquidation Rights of Holders of Series A Preferred Stock and Certain TARP Preferred Stock. Upon shareholder approval and conversion of the Series A Preferred Stock, all shares of the Series A Preferred Stock will be cancelled. Upon shareholder approval and exchange of shares of the TARP Preferred Stock for shares of Common Stock, 20,907 shares of the TARP Preferred Stock will be cancelled and 28,405 shares of the TARP Preferred Stock will remain outstanding. As a result, approval of the proposals will result in the elimination of the dividend rights and liquidation preference existing in favor of the Series A Preferred Stock and the shares of exchanged TARP Preferred Stock. The shares of TARP Preferred Stock that will remain outstanding will continue to have dividend rights and liquidation preferences. See “Description of Series A Preferred Stock.”

Improved Balance Sheet and Regulatory Capital. We raised approximately $41.8 million in net proceeds from the sale of the Series A Preferred Stock. The proceeds from the Private Placement will strengthen our balance sheet and regulatory capital levels. The conversion of the Series A Preferred Stock and the exchange of shares of the TARP Preferred Stock will also further strengthen certain of our key capital measures related to common shareholders’ equity, including improved capital treatment of the capital underlying the TARP Preferred Stock upon exchange for our Common Stock.

Market Effects. Despite the existence of certain restrictions on transfer, the issuance of shares of our Voting Common Stock upon conversion of the Series A Preferred Stock and the exchange of shares of the TARP

Preferred Stock may impact trading patterns and adversely affect the market price of our Voting Common Stock. If significant quantities of our Voting Common Stock that are issued upon conversion of the Series A Preferred Stock, exchange of shares of the TARP Preferred Stock, or the conversion of our Non-Voting Common Stock are sold (or if it is perceived that they may be sold) into the public market, the trading price of our Voting Common Stock could be adversely affected.

Consequences if the Proposals are Not Approved

The Series A Preferred Stock and the TARP Preferred Stock Will Remain Outstanding. Unless shareholder approval is received or unless our shareholders approve similar proposals at a subsequent meeting, the Series A Preferred Stock and the shares of TARP Preferred Stock will remain outstanding in accordance with their terms. Regardless of whether shareholder approval is received, a minimum of 28,405 shares of the TARP Preferred Stock will remain outstanding.

No TARP Preferred Stock will be Exchanged, and no Shares of Common Stock will be Issued in Connection with the Exchange Agreement. Unless shareholder approval is received or unless our shareholders approve similar proposals at a subsequent meeting, no TARP Preferred Stock will be exchanged for shares of our Common Stock under the terms of the Exchange Agreement.

Continued Dividend Payment. If shareholder approval is not obtained and the Series A Preferred Stock is not converted into our Voting Common Stock, the shares of Series A Preferred Stock will remain outstanding (absent subsequent shareholder approval to convert the Series A Preferred Stock into our Common Stock). For so long as the Series A Preferred Stock remains outstanding, we will be required to accrue and pay dividends on the Series A Preferred Stock as summarized below and as set forth in the Articles of Incorporation and to continue to accrue and pay dividends on the TARP Preferred Stock, in addition to the dividend requirements on the remaining shares of TARP Preferred Stock (whether or not shareholder approval is obtained).

Potential Market Effects. As with any dividend, there is no assurance that we will be able to pay such dividends and, if we are unable to pay such dividends as scheduled, the market perception could have a serious adverse impact on the price of our Voting Common Stock. In addition, failure to convert the Series A Preferred Stock could result in our being in violation of current capital guidelines of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and result in us being subject to increased regulatory supervision.

Restriction on Payment of Dividends. For as long as the Series A Preferred Stock or the TARP Preferred Stock remains outstanding, if full dividends payable on all outstanding shares of the Series A Preferred Stock and the TARP Preferred Stock have not been declared and paid, or declared and a sum sufficient for payment of those dividends been set aside, we will not be permitted to: (i) declare and pay or set aside for payment or declare and make or set aside for payment any distribution of assets, including dividends, on any of our junior securities, or (ii) repurchase, redeem, or acquire any of our junior securities, or (iii) repurchase, redeem, or acquire any parity securities, subject to limited exceptions.

Participation in Dividends on Common Stock. So long as any shares of Series A Preferred Stock are outstanding, if we declare any dividends on our Common Stock or make any other distribution to our common shareholders, the holders of the Series A Preferred Stock will be entitled to participate in such distribution on an as-converted basis.

Liquidation Preference. For as long as the Series A Preferred Stock and the TARP Preferred Stock remain outstanding, such shares will retain a senior liquidation preference over shares of our Voting Common Stock in connection with any liquidation of us and, accordingly, no payments will be made to holders of our Voting Common Stock upon any liquidation of us unless the full liquidation preference on the Series A Preferred Stock and the TARP Preferred Stock is paid.

Certain Interests of Certain Directors and Executive Officers in the Proposals

The difference between the $2.80 conversion price of the Series A Preferred Stock and the $3.21 market price of our Voting Common Stock on the date we executed the Purchase Agreement is $0.41 per share. Upon conversion of the 45,000 shares of Series A Preferred Stock purchased by certain directors and executive officers, we will issue 203,214 shares of our Voting Common Stock to the directors and executive officers (or their affiliates). These directors and executive officers purchased their shares of Series A Preferred Stock at the same price and on the same terms and conditions as other independent unaffiliated third party investors in the Private Placement and to further align such directors’ and executive officers’ interest with generating long-term shareholder value. See “Security Ownership of Certain Beneficial Owners and Management” on page 24.

Description of Series A Preferred Stock

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock as listed in the Articles of Amendment filed by the Company with the Secretary of State of the State of North Carolina. The Articles of Amendment are included as Appendix A attached to this proxy statement and are incorporated by reference herein. Shareholders are urged to carefully read the Articles of Amendment in its entirety. Although we believe this summary covers the material terms and provisions of the Series A Preferred Stock as contained in the Articles of Amendment, it may not contain all of the information that is important to you.

Authorized Shares, Par Value and Liquidation Preference. We have designated 45,000 shares as “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series A,” which have no par value per share and a liquidation preference of $1,000 per share. All of the shares of Series A Preferred Stock were issued in the Private Placement on October 24, 2012.

Mandatory Conversion. The Series A Preferred Stock will automatically convert into shares of our Voting Common Stock as of the close of business on the third business day following the approval by the holders of our Voting Common Stock of the conversion of the Series A Preferred Stock into Voting Common Stock as required by the Articles of Amendment for the Series A Preferred Stock. Assuming shareholder approval of the proposals at the Special Meeting, the number of shares of Voting Common Stock into which each share of Series A Preferred Stock shall be converted will be determined by dividing the $1,000 per share purchase price and liquidation preference by the initial conversion price of $2.80 per share. The conversion price of the Series A Preferred Stock is subject to customary anti-dilution adjustments, including in connection with stock dividends and distributions and stock splits, subdivisions and combinations.

Dividends. Each share of the Series A Preferred Stock will initially bear a dividend that mirrors any dividend payable on shares of Voting Common Stock. In addition, each share of the Series A Preferred Stock will bear a dividend (i) at the rate of 12% per annum for the dividend period beginning on January 8, 2013 and ending on March 31, 2013 and (ii) at the rate of 15% per annum for the dividends accruing during all quarterly dividend periods beginning on or subsequent to March 31, 2013. If the mandatory conversion date is prior to any record date, the holder of shares of Series A Preferred Stock will not have the right to receive any dividends on the Series A Preferred Stock with respect to such record date. The Company is currently prohibited from paying any dividends, common or preferred, without the prior approval of the Federal Reserve Bank of Richmond.

Participation in Dividends on Common Stock. So long as any shares of Series A Preferred Stock are outstanding, if we declare any dividends on our Common Stock or make any other distribution to our common shareholders, the holders of the Series A Preferred Stock will be entitled to participate in such distribution on an as-converted basis.

Ranking. The Series A Preferred Stock ranks on parity with our TARP Preferred Stock and senior to our Voting Common Stock, our Non-Voting Common Stock and each other class or series of our capital stock, the terms of which do not expressly provide that it ranks on parity with or senior to the Series A Preferred Stock, outstanding or established after the date on which the Series A Preferred Stock was issued.

Voting Rights. Shares of the Series A Preferred Stock generally have no voting rights other than as required by law except that the approval of the holders of a majority of the Series A Preferred Stock, voting as a single class, will be required with respect to certain matters, including (i) charter amendments adversely affecting the rights, preferences or privileges of the Series A Preferred Stock and (ii) the creation of any series of senior equity securities.

Liquidation. In the event of any liquidation, dissolution or winding-up, the holders of the Series A Preferred Stock will be entitled to receive liquidating distributions in an amount equal to the greater of (i) $1,000 per share, plus an amount equal to any accrued but unpaid dividends and (ii) 110% of the payment or distribution to which such holders would be entitled if the Series A Preferred Stock were converted into Voting Common Stock immediately before such liquidation, dissolution or winding-up, out of assets legally available for distribution to our shareholders, before any distribution of assets is made to the holders of our Voting Common Stock, our Non-Voting Common Stock or any other junior securities.

Anti-dilution Provisions. The conversion price of the Series A Preferred Stock is also subject to customary anti-dilution adjustments.

Redemption. The Series A Preferred Stock is not redeemable by the holders, but may be redeemed by us after December 31, 2017 at a redemption price per share payable in cash equal to the greater of (i) 125% of the sum of (A) the liquidation preference, plus (B) all declared and unpaid dividends up to, but not including, the date fixed for redemption and (ii) 110% of (A) the number of shares of Voting Common Stock into which a share of Series A Preferred Stock would be convertible on the trading day immediately prior to the date fixed for redemption (assuming receipt of shareholder approvals) multiplied by (B) the closing price of the common stock on such trading day.

Preemptive Rights. Holders of the Series A Preferred Stock have no preemptive rights.

Reorganization Event. If we enter into a transaction constituting a consolidation or merger of the Company or similar transaction or any sale or other transfer of all or substantially all of our consolidated assets and our subsidiaries, taken as a whole (in each case pursuant to which our Voting Common Stock will be converted into cash, securities or other property) or for certain reclassifications or exchanges of our Voting Common Stock, then each share of the Series A Preferred Stock will convert, effective on the day on which such share would automatically convert into our Voting Common Stock, into the securities, cash and other property receivable in the transaction by the holder of the number of shares of Voting Common Stock into which such share of Series A Preferred Stock would then be convertible, assuming receipt of any applicable regulatory approval.

Description of the Voting Common Stock

The following is a brief description of the terms our Voting Common Stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the North Carolina Business Corporation Act (the “NCBCA”), federal law, our Articles of Incorporation, and our Bylaws.

General. Our Articles of Incorporation currently authorize the issuance of 50,000,000 shares of Voting Common Stock. Upon shareholder approval of Proposal No. 3 at the Special Meeting and the filing of Articles of Amendment with the North Carolina Secretary of State, our Articles of Incorporation will authorize the issuance of 100,000,000 shares of Voting Common Stock. At the close of business on the Record Date, the Company had issued and outstanding 20,003,675 shares of Voting Common Stock, which were held of record by approximately 5,900 persons. In addition, as of the Record Date, 296,466 shares of our Voting Common Stock are reserved for issuance upon exercise of stock options issued pursuant to our stock compensation plans and grants of restricted stock, 659,524 shares of our Voting Common Stock are reserved for issuance upon exercise of the warrant by the U.S. Department of the Treasury. As of the Record Date, 23,164,691 shares of our Voting Common Stock are reserved for issuance upon the conversion of the Series A Preferred Stock and the exchange of shares of the TARP Preferred Stock.

Our Voting Common Stock is listed and traded on The NASDAQ Global Select Market under the symbol “YAVY.” Outstanding shares of our Voting Common Stock are validly issued, fully paid and non-assessable.

Dividend Rights. Holders of our Voting Common Stock are entitled to receive ratably such dividends as may be declared by our Board out of legally available funds. The ability of our Board to declare and pay dividends on our Voting Common Stock is subject to the terms of applicable North Carolina law and banking regulations. Our principal source of income is dividends that are declared and paid by the Bank on its capital stock. Therefore, our ability to pay dividends is dependent upon the receipt of dividends from the Bank. North Carolina banking law requires that cash dividends be paid out of retained earnings and prohibits the payment of cash dividends if payment of the dividend would cause the Bank’s surplus to be less than 50% of its paid-in capital. Also, under federal banking law, no cash dividend may be paid if the Bank is undercapitalized or insolvent or if payment of the cash dividend would render the bank undercapitalized or insolvent, and no cash dividend may be paid by the Bank if it is in default of any deposit insurance assessment due to the FDIC.

The Bank is currently prohibited from paying dividends to the Company without prior approval from the Federal Deposit Insurance Corporation and the North Carolina Banking Commissioner. In addition, the Company is currently prohibited from paying any dividends, common or preferred, without the prior approval of the Federal Reserve Bank of Richmond. There can be no assurances such approvals would be granted or with regard to how long these restrictions will remain in place. In the future, any declaration and payment of cash dividends will be subject to the Board’s evaluation of the Company’s operating results, financial condition, future growth plans, general business and economic conditions, and tax and other relevant considerations. The payment of cash dividends by the Company in the future will also be subject to certain other legal and regulatory limitations (including the requirement that the Company’s capital be maintained at certain minimum levels) and ongoing review by the Company’s banking regulators.

Voting Rights. Each holder of Voting Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Shareholders are not entitled to cumulate their votes for the election of directors. Directors are elected by a plurality of the votes cast.

Liquidation Rights. In the event of our liquidation, dissolution or winding-up, holders of our Voting Common Stock are entitled to share ratably in all of our assets remaining after payment of liabilities, including but not limited to our outstanding trust preferred securities and the liquidation preference of any then outstanding preferred stock. Our issued and outstanding Series A Preferred Stock, Series T Preferred Stock and Series T-ACB Preferred Stock each carry liquidation rights senior to our Voting Common Stock. Because the Company is a bank holding company, our rights and the rights of our creditors and shareholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that the Company may itself be a creditor with recognized claims against its subsidiary.

No Preemptive Rights; Redemption Rights; Terms of Conversion; Sinking Fund and Redemption Provision. Our Voting Common Stock has no preemptive rights, redemption rights, conversion rights, sinking fund, or redemption provisions.

Transfer Agent and Registrar. The transfer agent and registrar for our Voting Common Stock is Registrar and Transfer Company, Cranford, New Jersey.

Restrictions on Ownership. The Bank Holding Company Act of 1956, as amended (the “BHCA”) requires any “bank holding company,” as defined in the BHCA, to obtain the approval of the Federal Reserve Board before acquiring 5% or more of our Voting Common Stock. Any person, other than a bank holding company, is required to obtain the approval of the Federal Reserve Board before acquiring 10% or more of our Voting Common Stock under the Change in Bank Control Act. Any holder of 25% or more of our Voting Common Stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over the Company, is subject to regulation as a bank holding company under the BHCA.

Description of the Non-Voting Common Stock

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Non-Voting Common Stock as listed in the Articles of Amendment. The proposed Articles of Amendment are included as Appendix B attached to this proxy statement and are incorporated by reference herein. Shareholders are urged to carefully read the Articles of Amendment in its entirety. Although we believe this summary covers the material terms and provisions of the Non-Voting Common Stock as contained in the Articles of Amendment, it may not contain all of the information that is important to you.

General. The Articles of Amendment proposes to authorize the issuance of 5,000,000 shares of Non-Voting Common Stock. As of the Record Date, there were no shares of Non-Voting Common Stock issued and outstanding.

We have no plans to list our Non-Voting Common Stock on any national stock exchange.

Same Rights as Voting Common Stock. Except as otherwise provided in the Articles of Incorporation and described below, the Non-Voting Common Stock will in all other respects carry the same rights and privileges as the Voting Common Stock (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding-up of the Company) and be treated the same as the Voting Common Stock (including in any merger, consolidation, share exchange or other similar transaction); provided that, if the Company shall in any manner split, subdivide or combine (including by way of a dividend payable in shares of Voting Common Stock or Non-Voting Common Stock) the outstanding shares of Voting Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of stock shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share, and provided further, no dividend payable in Voting Common Stock shall be declared on the Non-Voting Common Stock and no dividend payable in Non-Voting Common Stock shall be declared on the Voting Common Stock, but instead, in the case of a stock dividend, each class of Common Stock shall receive such dividend in like stock.

No Voting Rights. Except as required by North Carolina law or the Company’s Articles of Incorporation, holders of Non-Voting Common Stock have no right to vote on any matter submitted to a vote at a meeting of the Company’s shareholders. The Articles of Incorporation provide that, in addition to any other vote required by North Carolina law, the affirmative vote of the holders of a majority of the outstanding shares of Non-Voting Common Stock, voting separately as a class, will be required to amend, alter or repeal any provision of the Articles of Incorporation that significantly and adversely affects the rights, preferences or privileges of the Non-Voting Common Stock.

Dividends. Subject to the preferential dividend rights, if any, of any preferred stock of the Company, the holders of Non-Voting Common Stock will be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors on the Voting Common Stock. If a dividend is declared and paid with respect to the Voting Common Stock, then the Board of Directors will declare and pay an equivalent dividend, on a per share basis, to the Non-Voting Common Stock. Likewise, if the Board of Directors declares and pays a dividend on the Non-Voting Common Stock, it will declare and pay an equivalent dividend, on a per share basis, on the Voting Common Stock.

Distributions. After distribution in full of any preferential amount to be distributed to the holders of preferred stock of the Company, holders of Non-Voting Common Stock and Voting Common Stock will be entitled to receive, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, all of the Company’s remaining assets of whatever kind available for distribution to the shareholders ratably in proportion to the number of Voting Common Stock and Non-Voting Common Stock held by them.

Adjustments. In the event of any stock split, combination or other reclassification of either the Voting Common Stock or the Non-Voting Common Stock, the outstanding shares of the other class will be proportionately split, combined or reclassified in a similar manner, provided that in any such transaction, only holders of Voting Common Stock will receive shares of Voting Common Stock and only holders of Non-Voting Common Stock will receive shares of Non-Voting Common Stock.

Conversion. Any holder of Non-Voting Common Stock may convert any number of shares of Non-Voting Common Stock into an equal number of shares of Voting Common Stock at the option of the holder; provided, however, that each share of Non-Voting Common Stock will not be convertible in the hands of or at the election of the initial holder or any affiliate of such initial holder and will only be convertible by a transferee and in connection with or after a transfer to a third party unaffiliated with such initial holder and that complies with the transfer restrictions described in the next sentence. The Non-Voting Common Stock may only be transferred through one or more of the following alternatives: (i) to an affiliate of the holder or to the Company, (ii) in a widespread public distribution, (iii) in a transfer of Voting Common Stock in which no one transferee (or group of associated transferees) would receive 2% or more of the voting securities of the Company then outstanding, or (iv) in a transfer to a person that would control more than 50% of any class of the company’s outstanding voting securities without any transfer from the transferor. In connection with a transfer pursuant to clauses (ii), (iii) or (iv) above, the transferor of the Non-Voting Common Stock is entitled to surrender to the Company the shares of the Non-Voting Common Stock to be so transferred, and, upon such surrender, the Company will issue to the transferee, in lieu of the shares of Non-Voting Common Stock, an equal number of shares of Voting Common Stock.

Mergers, Consolidations, Etc. In the event of any merger, consolidation, reclassification or other transaction in which the shares of Voting Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Non-Voting Common Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of Voting Common Stock would be entitled to receive as a result of such transaction, provided that at the election of such holder, any securities issued with respect to the Non-Voting Common Stock will be non-voting securities under the resulting corporation’s organization documents and the Company will make appropriate provisions and take such actions necessary to ensure that holders of the Non-Voting Common Stock will retain securities with substantially the same rights and benefits as the Non-Voting Common Stock. In the event the holders of Voting Common Stock are provided the right to convert or exchange Voting Common Stock for stock or securities, cash and/or any other property, then the holders of the Non-Voting Common Stock will be provided the same right based upon the number of shares of Voting Common Stock such holders would be entitled to receive if such shares of Non-Voting Common Stock were converted into shares of Voting Common Stock immediately prior to such offering. In the event that the Company offers to repurchase shares of Voting Common Stock from its shareholders generally, the Company will offer to repurchase Non-Voting Common Stock pro rata based upon the number of shares of Voting Common Stock such holders would be entitled to receive if such shares were converted into shares of Voting Common Stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of Voting Common Stock, the Company will provide the holders of the Non-Voting Common Stock the right to participate based upon the number of shares of Voting Common Stock such holders would be entitled to receive if such shares were converted into shares of Voting Common Stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the Non-Voting Common Stock will be issued in the form of Non-Voting Common Stock rather than Voting Common Stock.

PROPOSAL NO. 1

AMENDMENT TO ARTICLES OF INCORPORATION TO

AUTHORIZE 5,000,000 SHARES OF NON-VOTING COMMON STOCK

General

The Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Articles of Incorporation to authorize 5,000,000 shares of Non-Voting Common Stock. As discussed above in more detail, under the terms of the Private Placement, following shareholder approval, 1,965,000 shares of Non-Voting Common Stock will be issued to the TARP Preferred Shareholders in exchange for certain shares of the TARP Preferred Stock.

Purpose of Authorizing Non-Voting Common Stock

In order to provide for the issuance of the Non-Voting Common Stock upon exchange of shares of the TARP Preferred Stock, the Company must amend its Articles of Incorporation to authorize the Non-Voting Common Stock, which will provide the Company with a sufficient number of shares of Non-Voting Common Stock to allow for the issuance of the Non-Voting Common Stock in exchange for shares of the TARP Preferred Stock.

Effect of Proposal

If this proposal is adopted, the Articles of Incorporation would be amended as set forth in Appendix B. Although the Company intends to file the Articles of Amendment with the North Carolina Secretary of State as promptly as possible after the amendment is approved by shareholders, the Board reserves the right to delay or abandon the amendment at its discretion.

Vote Required

The affirmative vote of a majority of the votes entitled to be cast at the Special Meeting is required to approve the amendment. Accordingly, any abstention or broker non-vote will count as a vote against the proposal.

Recommendation

The Board of Directors unanimously recommends a vote “FOR” Proposal No. 1.

PROPOSAL NO. 2

APPROVAL OF THE ISSUANCE OF

(I) VOTING COMMON STOCK RESULTING FROM THE CONVERSION OF THE SERIES A PREFERRED STOCK AND THE EXCHANGE OF TARP PREFERRED STOCK, INCLUDING THE ISSUANCE OF SHARES OF VOTING COMMON STOCK TO DIRECTORS AND EXECUTIVE OFFICERS;

(II) NON-VOTING COMMON STOCK RESULTING FROM THE EXCHANGE OF TARP PREFERRED STOCK; AND

(III) VOTING COMMON STOCK RESULTING FROM THE CONVERSION OF THE NON-VOTING COMMON STOCK

General

As discussed above in more detail, because our Voting Common Stock is listed on the NASDAQ Global Select Market, we are subject to the NASDAQ Stock Market Rules. NASDAQ Rule 5635 requires shareholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock. Rule 5635 also requires shareholder approval for certain equity compensation arrangements. Under NASDAQ interpretations of Rule 5635, the issuance of common stock or securities convertible into or exercisable for common stock by a company to its directors and executive officers in a private placement at a price less than the market value of the stock is considered a form of “equity compensation” by NASDAQ and requires shareholder approval.

The following table shows the amount of shares of Series A Preferred Stock each director and executive officer purchased, the number of shares of Voting Common Stock the shares of Series A Preferred Stock will convert into, and the amount of “equity compensation” as interpreted under NASDAQ Rule 5635 as a result of such purchases.

Name	Number of Preferred Shares Purchased	Number of Shares of Common Stock Issued upon Conversion of Series A Preferred Stock	Aggregate Difference of Market Price and Conversion Price of Shares of Common Stock(1)
Laura N. Blalock (Executive Vice President & Human Resources Director)	10	3,571	$1,464
Nolan G. Brown (director)	75	26,785	10,982
Harry M. Davis (director)	15	5,357	2,196
W. Mark DeMarcus (Executive Vice President & Chief Operating Officer)	15	5,357	2,196
Bob D. Doby, Jr. (Executive Vice President & Chief Risk Officer)	15	5,357	2,196
Thomas J. Hall (director)	15	5,357	2,196
James A. Harrell, Jr. (director)	10	3,571	1,464
Larry S. Helms (director)	3	1,071	439
Dan W. Hill, III (director)	60	21,428	8,785
Jan H. Hollar (Executive Vice President & Chief Financial Officer)	45	16,071	6,589
Johnny Rick Patterson (Executive Vice President & Chief Banking Officer)	15	5,357	2,196
Lisa B. Rogers (Executive Vice President & Mortgage Director)	3	1,071	439
Edwin H. Shuford (Executive Vice President & Chief Credit Officer)	3	1,071	439
Alison J. Smith (director)	50	17,857	7,321
James N. Smoak (director)	45	16,071	6,589
Harry C. Spell (director)	115	41,071	16,839
Joseph H. Towell (President & Chief Executive Officer)	75	26,785	10,982
All directors & executive officers as a group	569	203,208	$83,312

(1)	The amounts reflect the aggregate difference between the $2.80 conversion price of the Series A Preferred Stock and the $3.21 market price of the Company’s Voting Common Stock on the date the Company executed the Purchase Agreement. This difference is considered a form of “equity compensation” under NASDAQ Rule 5635. The directors and executive officers of the Company purchased their shares of Series A Preferred Stock at the same price and on the same terms and conditions as other independent unaffiliated third party investors in the Private Placement.

The conversion of the Series A Preferred Stock into shares of Voting Common Stock (including the conversion of Series A Preferred Stock by directors and executive officers of the Company), the issuance of Voting Common Stock and Non-Voting Common Stock in exchange for shares of the TARP Preferred Stock, and the conversion of the Non-Voting Common Stock into shares of Voting Common Stock, are conditioned on shareholder approval. Otherwise, the Voting Common Stock and Non-Voting Common Stock to be issued in the Private Placement, together with the Common Stock issuable upon the conversion of the other securities sold in the Private Placement, would have exceeded 20% of both the voting power and number of shares of our Common Stock outstanding before the issuance. Based on 20,003,675 shares of Voting Common Stock outstanding immediately prior to the Private Placement, following conversion of the Series A Preferred Stock into shares of Voting Common Stock and the exchange of 20,907 shares of TARP Preferred Stock into shares of Voting Common Stock and shares of Non-Voting Common Stock, the percentage of Common Stock (voting and non-voting) being issued compared to the number of currently outstanding shares of Voting Common Stock is 106%. Following these transactions, the Investors and the TARP Preferred Shareholders will own, in the aggregate, 53.6% of our total Common Stock (voting and non-voting) and current shareholders will own approximately 46.4% of our total Common Stock (voting and non-voting).

Purpose of Approving the Proposal

The purpose of approving the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock, the exchange of shares of the TARP Preferred Stock, and the conversion of the Non-Voting Common Stock, including the issuance of shares of Voting Common Stock to the Company’s directors and executive officers participating in the Private Placement in exchange for Series A Preferred Stock, is to satisfy the Nasdaq Listing Requirements.

Effect of the Proposal

If this proposal, together with Proposal No. 1, is approved:

•

The Series A Preferred Stock will automatically convert into 16,071,302 shares of our Voting Common Stock (including 203,214 shares of Voting Common Stock upon the conversion of Series A Preferred Stock held by directors and executive officers of the Company) on the third business day following the date on which shareholder approval is obtained. Each outstanding share of Series A Preferred Stock will automatically convert into such number of shares of Voting Common Stock as determined by dividing (i) $1,000 (the purchase price per share of the Series A Preferred Stock) by (ii) the conversion price of the Series A Preferred Stock then in effect, subject to certain adjustments. The initial conversion price of the Series A Preferred Stock is $2.80 per share.

•

20,907 shares of TARP Preferred Stock will be exchanged for 5,128,389 shares of Voting Common Stock and 1,965,000 shares of Non-Voting Common Stock on the third business day following the date on which shareholder approval is obtained. Each share of Non-Voting Common Stock will convert into shares of our Voting Common Stock upon certain transfers to non-affiliates in accordance with the terms of the Articles of Incorporation.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the votes cast by the holders of the shares entitled to vote at the Special Meeting is required to approve the proposal. Accordingly, any abstention or broker non-vote will not count as a vote against the proposal.

Recommendation

The Board of Directors unanimously recommends a vote “FOR” Proposal No. 2.

PROPOSAL NO. 3

AMENDMENT TO ARTICLES OF INCORPORATION TO

INCREASE AUTHORIZED SHARES OF VOTING COMMON STOCK

General

The Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Articles of Incorporation to increase the number of authorized shares of Voting Common Stock from 50,000,000 shares to 100,000,000 shares. As discussed above in more detail, if shareholder approval is received for Proposal No. 1 and Proposal No. 2, the Company will issue 16,071,302 shares of Voting Common Stock upon the conversion of the Series A Preferred Stock, 5,128,389 shares of Voting Common Stock upon the exchange of shares of the TARP Preferred Stock, and 1,965,000 shares of Voting Common Stock upon the conversion of the Non-Voting Common Stock. The following table summarizes the shares of Voting Common Stock outstanding and reserved for general issuance upon the exercise of all outstanding warrants and options, the vesting of restricted stock and restricted stock units and the issuance of shares under our deferred compensation plan. In addition, the table shows an aggregate of 23,164,691 shares reserved for the Private Placement upon the approval of Proposal No. 1 and Proposal No. 2.

Voting Common Stock – Shares	October 24, 2012	If Proposal No. 3 Approved
Outstanding	20,003,675	43,168,366
Generally reserved for issuance	955,990	955,990
Reserved for the Private Placement	23,164,691	—
Potential Outstanding	44,124,356	44,124,356
Available for future issuance	5,875,644	55,875,644
Total authorized	50,000,000	100,000,000
Shares available for issuance as a percentage of potential shares outstanding	11.8%	55.9%

Purpose of Increasing Authorized Shares of Voting Common Stock

An amendment to the Articles of Incorporation to increase the authorized shares of Voting Common Stock from 50,000,000 to 100,000,000 will provide the Company with a sufficient number of shares of Voting Common Stock to allow for the conversion of the Series A Preferred Stock, the exchange of shares of the TARP Preferred Stock, and the conversion of the Non-Voting Common Stock. The additional shares of Voting Common Stock would also enable the Company to act quickly to take advantage of future business opportunities, which could include the issuance of additional Voting Common Stock.

Effect of Proposal

If this proposal is approved, there will be a sufficient number of shares of Voting Common Stock to permit the full conversion of the Series A Preferred Stock, the exchange of shares of the TARP Preferred Stock, and the conversion of the Non-Voting Common Stock, and leave additional shares available for potential future issuances. Any future issuance of additional Voting Common Stock could have a dilutive effect on the book value and earnings per share of the outstanding shares and would decrease the relative voting power of current shareholders. The Company does not currently have any material commitments, arrangements, or understanding which would require the issuance of additional shares of Voting Common Stock, other than as described in this proxy statement in connection with the Private Placement.

The Board of Directors does not believe that an increase in the number of authorized shares of Voting Common Stock will have a significant impact on any attempt to gain control of the Company. It is possible, however, that the availability of authorized but unissued shares of Voting Common Stock could discourage third parties from attempting to gain control since the Board could authorize the issuance of shares of Voting Common

Stock in a manner that could dilute the voting power of a person attempting to acquire control of the Company, increase the cost of acquiring such control or otherwise hinder such efforts. The Board is not aware of any present threat or attempt to gain control of the Company and this Proposal No. 3 is not in response to any such action nor is it being presented with the intent that it be utilized as a type of anti-takeover device.

If this proposal is adopted, the Articles of Incorporation would be amended as set forth in Appendix B.

Vote Required

The affirmative vote of a majority of the votes entitled to be cast at the Special Meeting is required to approve the amendment. Accordingly, any abstention or broker non-vote will count as a vote against the proposal.

Recommendation

The Board of Directors unanimously recommends a vote “FOR” Proposal No. 3.

PROPOSAL NO. 4

APPROVAL OF POTENTIAL ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

A proposal may be submitted to shareholders at the Special Meeting to authorize the chairperson of the Special Meeting to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in the event (a) there are not sufficient affirmative votes present at the time of the Special Meeting to approve the proposals, or (b) a quorum is not present at the time of the Special Meeting. Any adjournment or postponement of the Annual Meeting may be made without notice, other than by an announcement made at the Special Meeting. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

The affirmative vote of a majority of the votes cast by the holders of the shares entitled to vote at the Special Meeting is required to approve this proposal.

The Board of Directors unanimously recommends a vote “FOR” Proposal No. 4.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2012, and as adjusted (1) to give effect to the issuance of the Series A Preferred Stock but assuming that Proposals 1 and 2 are not approved by the shareholders and (2) to give effect to (i) the issuance of 21,199,691 shares of our Voting Common Stock issuable upon the conversion of the Series A Preferred Stock based on a conversion price of $2.80 and the exchange of shares of the TARP Preferred Stock based on an exchange price of $2.80 per share, and (ii) the issuance of 1,965,000 shares of our Non-Voting Common Stock issuable upon the exchange of shares of the TARP Preferred Stock based on an exchange price of $2.80 per share.

	As of September 30, 2012
Shareholders’ Equity	Actual	Adjusted if Proposal Nos. 1 & 2 are not approved	Adjusted if Proposal Nos. 1 & 2 are approved
	(In thousands, except share and per share data)
Preferred stock, no par value, authorized 1,000,000 shares;
Series T, Fixed Rate Cumulative Perpetual Preferred Stock, $1,000 liquidation value per share, 36,000 shares issued and outstanding	$35,506	$35,506	$23,782
Series T-ACB, Fixed Rate Cumulative Perpetual Preferred Stock, $1,000 liquidation value per share, 13,312 shares issued and outstanding	12,527	12,527	2,634
Series A, Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, $1,000 liquidation value per share, no shares issued and outstanding	—	45,000	—
Common stock, $1.00 par value; authorized 50,000,000 shares; 20,003,688 shares issued and outstanding	20,004	20,004	41,204
Non-Voting common stock, $1.00 par value; no shares authorized; no shares issued and outstanding	—	—	1,965
Surplus & Warrants	121,281	118,081	161,533
Accumulated deficit	(38,923)	(38,923)	(38,923)
Accumulated other comprehensive income	4,841	4,841	4,841
Total shareholders’ equity	$155,236	$197,036	$197,036

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table shows (1) how much Voting Common Stock of the Company is owned by the directors, named executive officers, all directors and executive officers as a group, and owners of more than 5% of the outstanding common stock, as of October 15, 2012, and (2) how much Voting Common Stock of the Company will be owned by the directors, named executive officers, all directors and executive officers as a group, and owners of more than 5% of the outstanding Voting Common Stock assuming conversion of the Series A Preferred Stock into shares of Voting Common Stock and the exchange of the TARP Preferred Stock for shares of Voting Common Stock and Non-Voting Common Stock. Unless otherwise stated in the footnotes below, each of the named individuals and each member of the group has sole voting and investment power for all shares of common stock shown in the table.

Name	Shares Beneficially Owned (1)	Percent (2)		Shares Beneficially Owned After Conversion and Exchange	Percent After Conversion and Exchange (3)
Wellington Management Company, LLP (4)	45,270	*	%	4,048,668	9.826%
Nolan G. Brown (director)	242,341	1.21%		269,126	*	%
Harry M. Davis (director)	40,417	*	%	45,774	*	%
W. Mark DeMarcus (Executive Vice President & Chief Operating Officer (5)	128,890	*	%	134,247	*	%
Thomas J. Hall (director)	50,638	*	%	55,995	*	%
James A. Harrell, Jr. (director) (6)	80,225	*	%	83,796	*	%
Larry S. Helms (director)	27,810	*	%	28,881	*	%
Dan W. Hill, III (director)	141,983	*	%	163,411	*	%
Jan H. Hollar (Executive Vice President & Chief Financial Officer) (7)	125,888	*	%	141,959	*	%
James L. Poindexter (director)	145,827	*	%	145,827	*	%
Edwin H. Shuford (Executive Vice President & Chief Credit Officer) (8)	54,887	*	%	55,958	*	%
Alison J. Smith (director)	96,842	*	%	114,699	*	%
James N. Smoak (director)	204,465	1.02%		220,536	*	%
Harry C. Spell (director)	337,699	1.69%		378,770	*	%
Joseph H. Towell (President & Chief Executive Officer) (9)	330,111	1.65%		356,896	*	%
All directors & executive officers as a group (14 persons)	2,008,023	10.04%		2,195,875	5.33%

*	Indicates less than 1% ownership
(1)	For each individual listed above, the beneficial ownership includes the following options to acquire the indicated number of shares that are exercisable within 60 days of October 15, 2012: DeMarcus – 8,517; Hall – 4,258; Helms – 4,258; Hollar – 2,000; Shuford – 2,000; Smith – 4,258; Towell – 8,000; directors and principal officers as a group – 33,291 shares. To the Company’s knowledge, each person has sole voting and investment power over the securities shown as beneficially owned by such person, except for the following shares, which the individual indicates that he or she shares voting and/or investment power: DeMarcus – 500; Harrell – 16,294; Poindexter – 52,887; Spell – 15,922; directors and principal officers as a group – 85,603. Following the conversion of the Series A Preferred Stock, to the Company’s knowledge, each person will have sole voting and investment power over the securities shown as beneficially owned by such person, except for the following shares, which the individual indicates that he or she shares voting and/or investment power: DeMarcus – 500; Harrell – 16,294; Poindexter – 52,887; Spell – 56,993; directors and principal officers as a group – 126,674.
(2)

The ownership percentage is calculated based on the total of 20,003,675 shares issued and outstanding as of October 15, 2012, plus the number of shares that can be issued to that individual within 60 days of October 15, 2012, upon the exercise of stock options held by the individual. The ownership percentage of the group is based on the total shares outstanding plus the number of shares that can be issued to the entire group within 60 days of October 15, 2012, upon the exercise of all stock options held by the group.
(3)	The ownership percentage is calculated based on the total of 41,203,364 shares issued and outstanding following the conversion of Series A Preferred Stock into 16,071,302 shares of Voting Common Stock and upon the exchange of 20,907 shares of the TARP Preferred Stock for 5,128,389 shares of Voting Common Stock. The remaining 1,965,000 shares of Non-Voting Common Stock that will be exchanged for a portion of the TARP Preferred Stock is not reflected in the table above because they are not voting securities.
(4)	Shares will be held by several institutional investors advised by Wellington Management Company, LLP (“Wellington”). Wellington is an investment advisor registered under the Investment Advisors Act of 1940, as amended, and, in such capacity may be deemed to share beneficial ownership over the shares held by its client accounts.
(5)	Includes 20,000 shares of restricted stock (6,666 shares vested and 13,334 shares unvested) awarded February 17, 2011 to vest over a three-year period; provided, however, that no restricted stock shall be vested prior to the earliest date permitted by Section (111)(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto; also includes 80,000 shares of unvested restricted stock awarded April 13, 2012, which can be earned and vest in two tranches and earned shares vest upon the completion of two years of service after the earned date for the respective tranche. However, no restricted stock shall be vested prior to the earliest date permitted by Section 111(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto. Tranche 1 begins 2012 and a level of the shares, up to half of the awarded amount, has to be earned in a one-year performance period (2012) followed by two additional years of service; thus, shares earned in 2012 will vest at the end of 2014. Tranche 2 begins in 2012 with 2012 as a year of service, 2013 a year of performance followed by two additional years of service. Shares earned in 2013 vest at the end of 2015. No more than the total awarded amount can be earned and vested.
(6)	Stock held by our Amended and Restated Director Deferred Compensation Plan (the “DDCP”) is beneficially owned by its plan administrator. For Dr. Harrell, the table includes the number of shares held for his account, being all the shares held in the DDCP, which equals 12,184 shares as of October 15, 2012.
(7)	Includes 10,000 shares of restricted stock (3,333 shares vested and 6,667 shares unvested) awarded February 17, 2011 to vest over a three-year period; provided, however, that no restricted stock shall be vested prior to the earliest date permitted by Section (111)(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto; also includes 60,000 shares of unvested restricted stock awarded April 13, 2012, which can be earned and vest in two tranches and earned shares vest upon the completion of two years of service after the earned date for the respective tranche. However, no restricted stock shall be vested prior to the earliest date permitted by Section 111(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto. Tranche 1 begins 2012 and a level of the shares, up to half of the awarded amount, has to be earned in a one-year performance period (2012) followed by two additional years of service; thus, shares earned in 2012 will vest at the end of 2014. Tranche 2 begins in 2012 with 2012 as a year of service, 2013 a year of performance followed by two additional years of service. Shares earned in 2013 vest at the end of 2015. No more than the total awarded amount can be earned and vested.
(8)

Includes 10,000 shares of restricted stock (3,333 shares vested and 6,667 shares unvested) awarded February 25, 2011 to vest over a three-year period; provided, however, that no restricted stock shall be vested prior to the earliest date permitted by Section (111)(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto; also includes 40,000 shares of unvested restricted stock awarded April 13, 2012, which can be earned and vest in two tranches and earned shares vest upon the completion of two years of service after the earned date for the respective tranche. However, no restricted stock shall be vested prior to the earliest date permitted by Section 111(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto. Tranche 1 begins 2012 and a level of the shares, up to half of the awarded amount, has to be earned in a one-year performance period (2012) followed by two additional years of service; thus, shares earned in 2012 will vest at the end of

2014. Tranche 2 begins in 2012 with 2012 as a year of service, 2013 a year of performance followed by two additional years of service. Shares earned in 2013 vest at the end of 2015. No more than the total awarded amount can be earned and vested.
(9)	Includes 35,000 shares of unvested restricted stock awarded February 17, 2011 to vest over a three-year period; provided, however, that no restricted stock shall be vested prior to the earliest date permitted by Section (111)(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto; also includes 150,000 shares of unvested restricted stock awarded April 13, 2012, which can be earned and vest in two tranches and earned shares vest upon the completion of two years of service after the earned date for the respective tranche. However, no restricted stock shall be vested prior to the earliest date permitted by Section 111(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto. Tranche 1 begins 2012 and a level of the shares, up to half of the awarded amount, has to be earned in a one-year performance period (2012) followed by two additional years of service; thus, shares earned in 2012 will vest at the end of 2014. Tranche 2 begins in 2012 with 2012 as a year of service, 2013 a year of performance followed by two additional years of service. Shares earned in 2013 vest at the end of 2015. No more than the total awarded amount can be earned and vested.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the Special Meeting. If matters other than those described herein should properly come before the Meeting, the persons named in the form of proxy intend to vote at such Meeting in accordance with their best judgment on such matters. If you specify a different choice on your proxy, your shares will be voted in accordance with the specifications so made.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

To be considered either for inclusion in the proxy materials solicited by the Board of Directors for the 2013 annual meeting, proposals must be received by the Company’s Corporate Secretary at 300 E. Broad Street, Statesville, North Carolina 28677, no later than January 15, 2013. To be included in the proxy materials, a proposal must comply with our Bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

If a shareholder desires to make a proposal at an annual meeting and does not intend to include the proposal in the Company’s proxy statement, the Company’s bylaws require that the shareholder submit information regarding the proposal, together with the proposal, to the Company at least 60 days prior to the annual meeting of shareholders at which such proposal is to be presented.

FORWARD LOOKING STATEMENTS

Statements contained in this proxy statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in our other current and subsequent filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at www.sec.gov . You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room and their copy charges.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of the Shareholders: This Proxy Statement is available for viewing on the Internet by record shareholders at http://www.cfpproxy.com/6579 and by beneficial owners with shares held in “street” name at http://www.proxyvote.com and also available on the company’s website at www.yadkinvalleybank.com. If you view the proxy materials through the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. Directions to the Special Meeting can be obtained by calling (704) 768-1125 or by visiting our website at www.yadkinvalleybank.com.

INSTRUCTIONS FOR VOTING YOUR PROXY

Note that if your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote in person at our Special Meeting.

We offer three alternative methods of voting this proxy:

•	Through the Internet (using a browser)

•	By Telephone (using a Touch-Tone Phone)

•	By Mail (using the attached Voting Instruction Form and postage-paid envelope)

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your Voting Instruction Form. We encourage you to use these cost-effective and convenient methods of voting, 24 hours a day, 7 days a week.

INTERNET VOTING FOR RECORD SHAREHOLDERS Must be cast prior to 5:00 p.m. Eastern Daylight Time on December 19, 2012.

•	Visit the Internet voting website at http://www.rtcoproxy.com/yavy.

•	When prompted for your voter control number, enter the number printed above your name on the front of the proxy card.

•	Your vote will be confirmed and cast as you directed.

•	You will only incur your usual Internet charges.

TELEPHONE VOTING FOR RECORD SHAREHOLDERS Must be cast prior to 5:00 p.m. Eastern Daylight Time on December 19, 2012.

•

Call toll-free at (888) 296-3410 on a touch-tone phone any time prior to 5:00 p.m. Eastern Daylight Time on December 19, 2012. When prompted for your voter control number, enter the number printed above your name on the front of the proxy card.

INTERNET VOTING FOR BENEFICIAL OWNERS WITH SHARES HELD IN “STREET NAME” Must be cast prior to 5:00 p.m. Eastern Daylight Time on December 19, 2012.

•	Visit the Internet voting website at www.proxyvote.com.

•	When prompted for your voter control number, enter the number printed above your name on the front of the Voting Instruction Form.

•	Your vote will be confirmed and cast as you directed.

•	You will only incur your usual Internet charges.

TELEPHONE VOTING FOR BENEFICIAL OWNERS WITH SHARES HELD IN “STREET NAME” Must be cast prior to 5:00 p.m. Eastern Daylight Time on December 19, 2012.

Call toll-free at (800) 690-6903 on a touch-tone phone any time prior to 5:00 p.m. Eastern Daylight Time on December 19, 2012. When prompted for your voter control number, enter the number printed above your name on the front of the Voting Instruction Form.

VOTING BY MAIL

•	Mark, sign and date your proxy card or Voting Instruction Form and return it in the enclosed postage-paid envelope.

If you are voting through the Internet or by telephone, please do not return your proxy card or Voting Instruction Form.

APPENDIX A

ARTICLES OF AMENDMENT FOR THE MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING

PERPETUAL PREFERRED STOCK, SERIES A

State of North Carolina

Department of the Secretary of State

ARTICLES OF AMENDMENT

OF

YADKIN VALLEY FINANCIAL CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.	The name of the corporation is: YADKIN VALLEY FINANCIAL CORPORATION

2.	The text of each amendment adopted is as follows (State below or attach):

The attached designation of the preferences, limitations, and relative rights of the Corporation’s Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series A, was duly adopted and approved by the Corporation’s Board of Directors as provided in N.C. Gen. Stat. Section 55-6-02. Shareholder approval is not required under Section 55-6-02.

3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

Not applicable.

4.	The date of adoption of each amendment was as follows: October 18, 2012

5.	The amendment was duly adopted and approved by the Board of Directors of the corporation, as provided for pursuant to §55-10-02 of the General Statutes of North Carolina.

6.	These articles will be effective upon filing.

This the 21st day of October, 2012.

Yadkin Valley Financial Corporation
Name of Corporation

/s/ Joseph H. Towell
Signature

Joseph H. Towell
President and Chief Executive Officer

RIGHTS AND PREFERENCES

Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series A” (the “Series A Preferred Stock”). The number of shares constituting such series initially shall be 45,000. The par value of the Series A Preferred Stock shall be no par value per share, and the liquidation preference shall be $1,000 per share.

Section 2. Ranking. The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on parity with the Fixed Rate Cumulative Perpetual Preferred Stock, Series T, the Fixed Rate Cumulative Perpetual Preferred Stock, Series T-ACB and with each other class or series of equity securities of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”) and (ii) senior to the Corporation’s common stock, $1.00 par value per share (the “Common Stock”), the Corporation’s to be authorized non-voting common stock, $1.00 par value per share (the “Non-Voting Common Stock”), and each other class or series of capital stock of the Corporation outstanding or established after the Effective Date by the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”). The Corporation has the power to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders; provided, however, that, pursuant to Section 12(b) hereof, for as long as the Series A Preferred Stock remains outstanding, no preferred stock of the Corporation that would rank senior to the Series A Preferred Stock may be issued without, in each case, the express approval of the Holders of at least a majority of the issued and outstanding shares of Series A Preferred Stock voting as a single class.

Section 3. Definitions. The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(c) “Articles of Amendment” means these Articles of Amendment of the Corporation.

(d) “Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended.

(e) “BHC Act” means the Bank Holding Company Act of 1956, as amended.

(f) “Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(g) “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on the NASDAQ Global Select Market on such date. If the Common Stock (or other relevant capital stock or equity interest) is not traded on the NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal US. national or regional securities exchange on which the

Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a US. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of these Articles of Amendment, all references herein to the “closing sale price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on the NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the web site of the NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the NASDAQ Global Select Market shall govern.

(h) “Common Stock” has the meaning set forth in Section 2.

(i) “Corporation” means Yadkin Valley Financial Corporation, a bank holding company and corporation organized in the State of North Carolina.

(j) “Conversion Price” means for each share of Series A Preferred Stock, $2.800022 provided that the foregoing shall be subject to adjustment or limitation as set forth herein.

(k) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(l) “Effective Date” means the date on which shares of the Series A Preferred Stock are first issued.

(m) “Exchange Property” has the meaning set forth in Section 11(a).

(n) “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(o) “Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(p) “Junior Securities” has the meaning set forth in Section 2.

(q) “Liquidation Preference” means, as to the Series A Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock).

(r) “Mandatory Conversion Date” means, with respect to the shares of Series A Preferred Stock of any Holder, the third Business Day after which the Corporation has received the Shareholder Approvals, provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution.

(s) “Non-Voting Common Stock” has the meaning set forth in Section 2.

(t) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(u) “Parity Securities” has the meaning set forth in Section 2.

(v) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(w) “Record Date” has the meaning set forth in Section 4(d).

(x) “Reference Securities” has the meaning set forth in Section 10(e).

(y) “Reorganization Event” has the meaning set forth in Section 11(a).

(z) “Section 4(c) Dividend Payment Date” has the meaning set forth in Section 4(c).

(aa) “Section 4(c) Dividend Period” has the meaning set forth in Section 4(c).

(bb) “Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of October 23, 2012, as may be amended from time to time, between the Corporation and a Holder.

(cc) “Series A Preferred Stock” has the meaning set forth in Section 1.

(dd) “Shareholder Approvals” means the shareholder approvals necessary to approve the conversion of the Series A Preferred Stock into Common Stock for purposes of Rule 5635 of the NASDAQ Marketplace Rules.

(ff) “Special Dividend” has the meaning set forth in Section 4(c).

(gg) “Special Dividend Rate” means the following respective rates during each of the following respective periods:

(i) 12% per annum for the Section 4(c) Dividend Period beginning on January 8, 2013 and ending on March 31, 2013; and

(ii) 15% per annum for the dividends accruing during all Section 4(c) Dividend Periods beginning on or subsequent to March 31, 2013.

(hh) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

Section 4. Dividends. (a) From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, non-cumulative dividends of the type and in the amounts determined as set forth in Section 4(b) and cumulative dividends of the type and in the amounts determined as set forth in Section 4(c), and no more.

(b) Subject to Section 4(a), if the Board of Directors or a duly authorized committee of the Board of Directors declares and pays a cash dividend in respect of Common Stock, then, and as a condition to such cash dividend, the Board of Directors or such duly authorized committee of the Board of Directors shall declare and pay to the Holders of the Series A Preferred Stock, on the same dates on which such cash dividend is declared or paid, as applicable, on the Common Stock, a cash dividend in an amount per share of Series A Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible, assuming receipt of the Shareholder Approvals.

(c) In addition to dividends payable under Section 4(b), dividends shall begin to accrue on January 8, 2013 and will be payable quarterly in arrears, commencing on March 31, 2013, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, on March 31, June 30, September 30 and December 31 of each year, or, if any such day is not a Business Day, the next Business Day (each, a “Section 4(c) Dividend Payment Date”) for each outstanding share of Series A Preferred Stock, payable in cash at the Special Dividend Rate (such dividend, the “Special Dividend”). Dividends payable pursuant to this Section 4(c), will be, for each outstanding share of Series A Preferred Stock, payable in cash at an annual rate equal to the Special Dividend Rate multiplied by the sum of (A) the Liquidation Preference plus (B) all accrued and unpaid dividends, whether or not declared, on such shares of Series A Preferred Stock for any prior Section 4(c) Dividend Period and will be computed on the basis of a 360-day year of twelve 30-day months and for any Section 4(c) Dividend Period greater or less than a full Section 4(c) Dividend Period will be computed on the basis of the actual number of days elapsed in the period divided by 360. Other than as set forth above, no interest or sum of money in lieu of interest will be paid on any dividend payment on a share of Series A Preferred Stock paid later than the scheduled Section 4(c) Dividend Payment Date. The period from January 8, 2013 to but excluding March 31, 2013 and each period from and including a Section 4(c) Dividend Payment Date to but excluding the following Section 4(c) Dividend Payment Date is herein referred to as a “Section 4(c) Dividend Period.” Such dividends will accumulate during each dividend period from and including the immediately preceding dividend payment date (in the case of the initial dividend period, if applicable, January 8, 2013) to but excluding the immediately succeeding dividend payment date.

(d) Each dividend will be payable to Holders of record as they appear in the records of the Corporation at the close of business on the same record date, which (i) with respect to dividends payable pursuant to Section 4(b), shall be the same day as the record date for the payment of the corresponding dividends to the holders of shares of Common Stock and (ii) with respect to dividends payable pursuant to Section 4( c), shall be on the first Business Day of the month in which the relevant Section 4( c) Dividend Payment Date occurs (each, a “Record Date”).

(e) Special Dividends are cumulative on the Series A Preferred Stock. To the extent that the Board of Directors does not declare and pay dividends on the Series A Preferred Stock for a Section 4(c) Dividend Period prior to the related Section 4(c) Dividend Payment Date, in full or otherwise, such unpaid dividend shall accrue and shall cumulate from such scheduled Section 4(c) Dividend Payment Date, shall compound on each subsequent Section 4(c) Dividend Payment Date and shall be payable quarterly in arrears on each subsequent Section 4(c) Dividend Payment Date. As used herein, the term “accrued” includes both accrued and accumulated dividends.

(f) If full dividends payable on Series A Preferred Stock pursuant to Section 4(b) for any dividend period or Section 4(c) for any Section 4(c) Dividend Period have not been declared and paid, or declared and a sum sufficient for the payment of those dividends been set aside, the Corporation may not: (i) declare and pay or set aside for payment or declare and make or set aside for payment any distribution of assets on any Junior Securities (other than a dividend payable solely in Junior Securities); (ii) repurchase, redeem, or otherwise acquire for consideration, directly or indirectly, any Junior Securities (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange or conversion of one Junior Security for or into another Junior Security, and other than through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities), nor shall any monies be paid to or made available for a sinking fund for the redemption of any Junior Securities by the Corporation; or (iii) repurchase, redeem, or otherwise acquire for consideration any Parity Securities other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such Parity Securities except by conversion into or exchange for Junior Securities. The foregoing limitations do not apply to purchases or acquisitions of Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Corporation’s employment, severance, or consulting agreements) of the Corporation or of any of its subsidiaries adopted before or after the Effective Date.

(g) If full dividends payable on Series A Preferred Stock pursuant to Section 4(b) for the current dividend period or Section 4(c) for any Section 4(c) Dividend Period have not been declared and paid, or declared and a sum sufficient for the payment of those dividends been set aside, the Corporation may not declare, pay, or set aside for payment dividends on any Parity Securities or Junior Securities for any period; provided, however, that to the extent that the Corporation declares dividends on the Series A Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the Holders and the holders of any Parity Securities. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the current and accrued dividends due on the shares of Series A Preferred Stock and the aggregate of the current and accrued dividends due on any Parity Securities, which shall not include any accumulation for any prior dividend periods if such Parity Securities do not have a cumulative dividend.

(h) If the Mandatory Conversion Date with respect to any share of Series A Preferred Stock is prior to any Record Date, the Holder of such share of Series A Preferred Stock will not have the right to receive any dividends on the Series A Preferred Stock with respect to such Record Date. If the Mandatory Conversion Date with respect to any share of Series A Preferred Stock is after the Record Date for any declared dividend and prior to the payment date for that dividend, the Holder thereof shall receive that dividend on the relevant payment date if such Holder was the Holder of record on the Record Date for that dividend; provided, that this provision shall not affect any rights to receive any accrued but unpaid dividends on the Series A Preferred Stock attributable to any Section 4(c) Dividend Period completed prior to the Record Date.

Section 5. Liquidation. (a)In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to the greater of (i) the Liquidation Preference per share of Series A Preferred Stock, plus an amount equal to any accrued but unpaid dividends, whether or not declared, thereon to and including the date of such liquidation and (ii) 110% of the payment or distribution to which such Holders would be entitled if the Series A Preferred Stock were converted into Common Stock immediately before such liquidation, dissolution or winding-up, out of assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to the holders of the Common Stock, Non-Voting Common Stock or any other Junior Securities. After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation.

(b) In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Maturity. The Series A Preferred Stock shall be perpetual unless converted or redeemed in accordance with these Articles of Amendment.

Section 7. Redemptions by the Corporation.

(a) Optional Redemption. The Series A Preferred Stock may not be redeemed by the Corporation prior to December 31, 2017. After December 31, 2017, the Corporation, at its option, may redeem in whole or in part at any time the shares of Series A Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share payable in cash equal to the greater of (i) 125.0% of the sum of (A) the Liquidation Preference, plus (B) all accrued but unpaid dividends up to, but excluding, the date fixed for redemption, whether or not declared, and (ii) 110% of (A) the number of shares of Common Stock into which a share of Series A Preferred Stock would be convertible on the Trading Day immediately prior to the date fixed for redemption (assuming receipt of Shareholder Approvals) multiplied by (B) the Closing Price of Common Stock on such Trading Day. The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b) No Sinking Fund. The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A Preferred Stock will have no right to require redemption of any shares of Series A Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Series A Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock to be so redeemed except as to the Holder to whom the Corporation has failed to give such notice or except as to the Holder to whom notice was defective. Notwithstanding the foregoing, if the Series A Preferred Stock or any depositary shares representing interests in the Series A Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series A Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a Holder shall state: (1) the redemption date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected on a pro rata basis or such other method as the depositary shall require that approximates a pro rata basis. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the Holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares. Shares of outstanding Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of the Corporation’s preferred stock, shall be cancelled and shall revert to authorized but unissued shares of the Corporation’s preferred stock undesignated as to series.

Section 8. Mandatory Conversion. Effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series A Preferred Stock of a Holder, all such Holder’s shares of Series A Preferred Stock shall automatically convert into shares of Common Stock as set forth below. The number of shares of Common Stock into which a share of Series A Preferred Stock shall be convertible shall be determined by dividing (i) the Liquidation Preference by (ii) the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof). In addition, a Holder shall receive a cash amount equal to all accrued but unpaid dividends, whether or not declared, with respect to any Section 4(c) Dividend Period (including any partial Section 4(c) Dividend Period immediately prior to the Mandatory Conversion Date) completed prior to the Mandatory Conversion Date. Upon conversion, Holders shall receive cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9. Conversion Procedures.

(a) Upon receipt by the Corporation of the Shareholder Approvals, within two (2) Business Days thereafter, the Corporation shall provide notice of mandatory conversion to each Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i) the Mandatory Conversion Date;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred Stock held of record by such Holder and subject to such mandatory conversion; and

(iii) if certificates are to be issued, the place or places where certificates for shares of Series A Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.

(b) Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any shares of Series A Preferred Stock, dividends shall no longer be declared on any such shares of Series A Preferred Stock and such shares of Series A Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive (i) shares of Common Stock issuable upon such mandatory conversion, (ii) any declared and unpaid dividends on such share to the extent provided in Section 4(h) and (iii) any other payments or distributions to which such Holder is otherwise entitled pursuant to Section 8, this Section 9, Section 10, Section 11 or Section 13 hereof, as applicable.

(c) No allowance or adjustment, except pursuant to Section 4 or Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series A Preferred Stock. Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series A Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series A Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series A Preferred Stock, except to the extent provided in Section 4(b) or Section 10(d).

(d) Shares of Series A Preferred Stock duly converted in accordance with these Articles of Amendment, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued shares of the Corporation’s preferred stock, undesignated as to series and available for future issuance. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock; provided, that the Corporation shall not take any such action if such action would reduce the authorized number of shares of Series A Preferred Stock below the number of shares of Series A Preferred Stock then outstanding.

(e) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series A Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f) On the Mandatory Conversion Date with respect to any share of Series A Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee upon presentation and surrender of the certificate evidencing the Series A Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10. Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OSo
OS 1

Where,

OSo =	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution.

OS 1 =	the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares of Common Stock acquired by the Corporation. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series A Preferred Stock).

(ii) Subdivisions, Splits and Combinations of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OSo
OS 1

Where,

OS =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS 1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares of Common Stock acquired by the Corporation. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced (but giving effect to any intervening adjustments that may have been made with respect to Series A Preferred Stock).

(b) (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series A Preferred Stock (including without limitation pursuant to Section 4 hereof), without having to convert the Series A Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series A Preferred Stock may then be converted.

(iii) The Applicable Conversion Price shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan or under any savings or profit sharing plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase such shares pursuant to any present employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series A Preferred Stock were first issued and not substantially amended thereafter;

(D) for a change in the par value or no par value of the Common Stock; or

(E) for accrued but unpaid dividends on the Series A Preferred Stock.

(c) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a), the Corporation shall: (i) compute the Conversion Price in accordance with Section 10(a), taking into account the $0.01 threshold set forth in Section 10(b) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a), taking into account the $0.01 threshold set forth in Section 10(b) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

(d) The shares of Series A Preferred Stock shall also be entitled to the following rights:

(i) Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a shareholders’ rights plan, a dividend reinvestment plan or share purchase plan or other similar plans) entitling them to subscribe for or purchase shares of Common Stock, then each Holder shall receive the same rights or warrants as a holder of Common Stock would receive as though such Holder’s shares of Series A Preferred Stock had been converted into such number of shares of Common Stock that such Holder’s shares of Series A Preferred Stock would then be convertible.

(ii) Debt or Asset Distributions. If the Corporation distributes to all or substantially all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities (including,

without limitation, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in a “spin-off” transaction), cash or other assets (excluding any dividend or distribution referred to in clause (a)(i) above, any rights or warrants referred to in clause (d)(i) above, any dividend or distribution paid exclusively in cash, and any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its applicable subsidiaries) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then each Holder shall receive the same distribution of Distributed Property as a holder of Common Stock would receive as though such Holder’s shares of Series A Preferred Stock had been converted into such number of shares of Common Stock that such Holder’s shares of Series A Preferred Stock would then be convertible.

(iii) Cash Distributions. If the Corporation makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (A) any cash dividend on the Common Stock to the extent a corresponding cash dividend pursuant to Section 4 is paid on the Series A Preferred Stock, (b) any cash that is distributed in a Reorganization Event, (c) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, each Holder shall receive the same distribution as a holder of Common Stock would receive as though such Holder’s shares of Series A Preferred Stock had been converted into such number of shares of Common Stock that such Holder’s shares of Series A Preferred Stock would then be convertible.

(iv) Self Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Corporation’s Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer (such excess, the “Excess Consideration”), then each Holder shall receive the same Excess Consideration as a holder of Common Stock participating in such tender or exchange offer would receive as though such Holder’s shares of Series A Preferred Stock had been converted into such number of shares of Common Stock that such Holder’s shares of Series A Preferred Stock would then be convertible.

(v) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series A Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date the rights have separated from the shares of Common Stock, in which case each Holder shall receive, at the time of separation, the same rights as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (d)(i) above.

(e) Notwithstanding anything to the contrary in Section 10(d), to the extent that the foregoing provisions of Section 10(d) would result in the issuance to the Holder of voting securities of the Corporation for purposes of the Federal Reserve’s Regulation Y or rights to such voting securities (any such voting securities being the “Reference Securities”), and the ownership or control of such Reference Securities would result in such Holder, together with its Affiliates and any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated with such Holder’s holdings for purposes of the BHC Act or the Change in Bank Control Act, directly or indirectly (assuming conversion of the Series A Preferred Stock), collectively owning or controlling (or being deemed to own or control) in excess of 9.9% of any class of voting securities of the Corporation, the Corporation shall issue in lieu thereof securities or rights to securities that are not voting securities for such purposes and as otherwise equivalent as possible to the Reference Securities.

Section 11. Reorganization Events. (a) In the event that for so long as any shares of Series A Preferred Stock remain outstanding there occurs:

(i) any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); then each share of such Holder’s Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the date of the Reorganization Event with respect to the shares of Series A Preferred Stock of such Holder, into the type and amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty ) of the number of shares of Common Stock obtained by dividing (x) the Liquidation Preference by (y) the Applicable Conversion Price as of such date, plus a cash amount equal to all accrued but unpaid dividends, whether or not declared, on a per share basis, up to, but excluding, such date (such securities, cash and other property, the “Exchange Property”).

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall likewise be allowed to make such an election.

(c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Corporation (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(e) The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.

Section 12. Voting Rights. (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b) So long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by North Carolina law:

(i) any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Articles of Incorporation (including these Articles of Amendment) or the Corporation’s bylaws that would significantly and adversely affect the rights or preference of the Series A Preferred Stock;

(ii) any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Corporation’s Articles of Incorporation to authorize, or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(iii) the consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of the Corporation with another entity that results in any amendment, alteration or repeal of any provision of the Articles of Incorporation (including these Articles of Amendment) or the Corporation’s bylaws or the equivalent documents of another corporation that would significantly and adversely affect the rights or preferences of the Series A Preferred Stock, except that the Holders will have no right to vote under this provision if (x) the Series A Preferred Stock remains outstanding with the same rights, preferences, privileges and voting powers or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series A Preferred Stock remaining outstanding with the same rights, preferences, privileges and voting powers or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole.

provided, however, that any increase in the amount of the authorized preferred stock of the Corporation or any securities convertible into the preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock of the Corporation or any securities convertible into preferred stock of the Corporation ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up will not, in and of itself, be deemed to significantly and adversely affect the rights or preference of the Series A Preferred Stock and, unless otherwise required by North Carolina law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

(c) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series A Preferred Stock shall have been converted into shares of Common Stock.

Section 13. Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series A Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c) If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

Section 14. Reservation of Common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided in these Articles of Amendment free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series A Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances.

(c) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series A Preferred Stock.

Section 15. Replacement Certificates.

(a) The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b) The Corporation shall not be required to issue any certificates representing the Series A Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Corporation, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series A Preferred Stock formerly evidenced by the certificate.

Section 16. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Amendment) with postage prepaid, addressed: (i) if to the Corporation, to its office at 209 N. Bridge Street, Elkin, NC 28621, Attention: Joseph H. Towell., Facsimile: 704-873-8657 with a copy to the Corporation’s legal counsel at 104 S. Main Street, 9th Floor, Greenville, SC 29601, Attention: Neil E. Grayson, Facsimile: (864) 250-2359, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c) All payments on the shares of Series A Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof.

(d) No share of Series A Preferred Stock shall have any rights of preemption whatsoever under this Articles of Amendment as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e) The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

(f) The Corporation covenants not to treat the Series A Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law.

APPENDIX B

AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

TO INCREASE SHARES OF AUTHORIZED COMMON STOCK AND

DESIGNATE NON-VOTING COMMON STOCK

State of North Carolina

Department of the Secretary of State

ARTICLES OF AMENDMENT

OF

YADKIN VALLEY FINANCIAL CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.	The name of the corporation is: YADKIN VALLEY FINANCIAL CORPORATION

2.	The text of each amendment adopted is as follows:

Article II, as contained in the corporation’s Amended Articles of Incorporation filed May 31, 2010, shall be deleted in its entirety and now reads as follows:

ARTICLE II

Section 2.1. Total Authorized Shares of Capital Stock. The Corporation shall have authority to issue a total of 101,000,000 shares of capital stock, divided into classes as follows:

Class	Number of Shares	Par Value

Common Stock	100,000,000	$1.00
Preferred Stock	1,000,000	none

Section 2.2. Common Stock. The Common Stock shall consist of two separate classes, of which 95,000,000 shares shall be designated as Voting Common Stock (“Voting Common Stock”) and 5,000,000 shares shall be designated as Non-Voting Common Stock (“Non-Voting Common Stock,” and together with Voting Common Stock, “Common Stock”).

Each holder of Voting Common Stock, as such, shall be entitled to one vote for each share of Voting Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote; provided, however, that except as otherwise required by law, holders of Voting Common Stock, as such, shall not be entitled to vote on any amendment to these Articles of Incorporation (including any amendment to designate the terms of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to these Articles of Incorporation (including any amendment to designate the terms of any series of Preferred Stock) or pursuant to the North Carolina Business Corporation Act (“NCBCA”). The holders of Non-Voting Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter except as otherwise required by law or as otherwise expressly provided for herein.

Except as otherwise provided herein, Non-Voting Common Stock shall in all other respects carry the same rights and privileges as Voting Common Stock (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and be treated the same as Voting Common Stock (including in any merger, consolidation, share exchange, reclassification or other similar transaction, as described in Section 2.4); provided that, if the Corporation shall in any manner split, subdivide or combine (including by way of a dividend payable in shares of Voting Common Stock or Non-Voting Common Stock) the outstanding shares of Voting Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of stock shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share, and provided further, no dividend payable in Voting Common Stock shall be declared on the Non-Voting Common Stock and no dividend payable in Non-Voting Common Stock shall be declared on the Voting Common Stock, but instead, in the case of a stock dividend, each class of Common Stock shall receive such dividend in like stock. Notwithstanding the foregoing, and in addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of Non-Voting Common Stock, voting separately as a class, shall be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of these Articles of Incorporation that significantly and adversely affects the powers, preferences or rights of the Non-Voting Common Stock contained herein.

Section 2.3. Conversion of Common Stock. Any holder of Non-Voting Common Stock may convert any number of shares of Non-Voting Common Stock into an equal number of shares of Voting Common Stock at the option of the holder; provided, however, that each share of Non-Voting Common Stock will not be convertible in the hands of or at the election of the initial holder or any affiliate of such initial holder and will only be convertible by a transferee and in connection with or after a transfer to a third party unaffiliated with such initial holder and that complies with the transfer restrictions described in the next sentence. The Non-Voting Common Stock may only be transferred through one or more of the following alternatives (each, an “Approved Transfer”): (i) to an affiliate of the holder or to the Corporation, (ii) in a widespread public distribution, (iii) in a transfer to a person that would control more than 50% of any class of the Corporation’s outstanding “voting securities” (as defined in the Bank Holding Company Act of 1956, as amended, and any rules or regulations promulgated thereunder) without any transfer from the transferor, or (iv) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Corporation outstanding at such time. The term “Convertible Holder” means a holder of Non-Voting Common Stock, other than the initial holder of such Non-Voting Common Stock or an affiliate thereof, who acquires one or more shares of Non-Voting Common Stock in an Approved Transfer.

Following an Approved Transfer, a Convertible Holder may surrender to the Corporation (at the principal office of the Corporation) a certificate or certificates representing all or part of the Convertible Holder’s shares of Non-Voting Common Stock and in such event each share of Non-Voting Common Stock represented by such certificate or certificates will convert into one share of Voting Common Stock; provided that, in connection with any transfer of shares of Non-Voting Common Stock pursuant to a transfer described in clause (ii), clause (iii) or clause (iv) of the definition of “Approved Transfer” above, upon the request of the transferor, the transferor shall be entitled to surrender to the Corporation shares of Non-Voting Common Stock to be so transferred, and, upon such surrender, the Corporation shall issue to the transferee, in lieu of shares of Non-Voting Common Stock surrendered, an equal number of shares of Voting Common Stock. Except as otherwise provided herein, each conversion of Non-Voting Common Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing such shares of Non-Voting Common Stock to be converted have been surrendered for conversion at the principal office of the Corporation. Notwithstanding any other provision hereof, if a conversion of Non-Voting Common Stock is to be made in connection with a merger, reclassification or other transaction in which the shares of Voting Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property or in any dissolution or liquidation, the conversion of any shares of Non-Voting Common Stock may, at the election of the holder thereof, be conditioned upon the consummation of such event or transaction, in which case such conversion shall not be deemed to be effective until such event or transaction has been consummated.

Upon a conversion pursuant to this Section 2.3, each converted share of Non-Voting Common Stock shall be retired. The Corporation shall from time to time reserve for issuance the number of shares of Voting Common Stock into which all outstanding shares of Non-Voting Common Stock may be converted.

Section 2.4. Mergers, Etc. In the event of any merger, consolidation, share exchange, reclassification or other similar transaction in which the shares of Voting Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Non-Voting Common Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of Voting Common Stock would be entitled to receive as a result of such transaction, provided that at the election of such holder, any securities issued with respect to the Non-Voting Common Stock shall be non-voting securities under the resulting corporation’s organizational documents and the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Non-Voting Common Stock then outstanding) and take such actions necessary to ensure that holders of the Non-Voting Common Stock shall retain securities with substantially the same privileges, limitations and relative rights as the Non-Voting Common Stock. Subject to the foregoing, in the event the holders of Voting Common Stock are provided the right to convert or exchange Voting Common Stock for stock or securities, cash and/or any other property, then the holders of the Non-Voting Common Stock shall be provided the same right based upon the number of shares of Voting Common Stock such holders would be entitled to receive if such shares of Non-Voting Common Stock were converted into shares of Voting Common Stock immediately prior to such offering. In the event that the Corporation offers to repurchase shares of Voting Common Stock from its shareholders generally, the Corporation shall offer to repurchase Non-Voting Common Stock pro rata based upon the number of shares of Voting Common Stock such holders would be entitled to receive if such shares were converted into shares of Voting Common Stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of Voting Common Stock, the Corporation shall provide the holders of the Non-Voting Common Stock the right to participate based upon the number of shares of Voting Common Stock such holders would be entitled to receive if such shares were converted into shares of Voting Common Stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the Non-Voting Common Stock shall be issued in the form of Non-Voting Common Stock rather than Voting Common Stock.

Section 2.5. Preferred Stock. The shares of Preferred Stock may be issued from time to time by the Corporation, and the Board of Directors may create and divide such shares into series within that class, and such shares and the shares of each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations and relative rights (or qualifications, conditions or restrictions thereon) as the Board of Directors may and hereby is authorized to determine. This amendment does not modify or affect the authorization of the series of preferred stock that have already been authorized prior to the date of this amendment, including the Articles of Amendment effective July 24, 2009, the Articles of Amendment effective January 16, 2009, and the Articles of Amendment effective October 22, 2012.

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

Not applicable.

4. The date of adoption of each amendment was as follows:                                 .

5. The amendment was approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

6. These articles will be effective upon filing.

This the      day of             , 2012.

YADKIN VALLEY FINANCIAL CORPORATION

Signature:
	By:	Joseph H. Towell
	Title:	President and Chief Executive Officer

REVOCABLE PROXY

YADKIN VALLEY FINANCIAL CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

PROXY FOR HOLDERS OF COMMON STOCK

December 20, 2012

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints JOSEPH H. TOWELL and JAN H. HOLLAR, or either of them, with full power of substitution, the proxy of the undersigned to represent the undersigned at the Special Meeting of Shareholders of Yadkin Valley Financial Corporation to be held on December 20, 2012, or at any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of Yadkin Valley Financial Corporation which the undersigned would be entitled to vote if personally present:

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE

VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À	FOLD AND DETACH HERE	À

YADKIN VALLEY FINANCIAL CORPORATION — SPECIAL MEETING, DECEMBER 20, 2012

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.cfpproxy.com/6579

You can vote in one of three ways:

1.	Call toll free 1-888-296-3410 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/yavy and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

z	{

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY YADKIN VALLEY FINANCIAL CORPORATION	Special Meeting of Shareholders DECEMBER 20, 2012

	For	Against	Abstain
1. Approval to amend the Company’s Articles	☐	☐	☐
of Incorporation to create the Non-Voting Common Stock and authorize a sufficient number of shares of such class.
2. Approval, for purposes of Nasdaq Rule	For ☐	Against ☐	Abstain ☐

5635, of (i) the conversion of our Series A Preferred Stock; (ii) the exchange of our Series T and Series T-ACB Preferred Stock; and the conversion of the Non-Voting Common Stock issued upon exchange of the Series T and Series T-ACB Preferred Stock, into shares of Common Stock.

	For	Against	Abstain
3. Approval to amend the Company’s Articles	☐	☐	☐
of Incorporation to increase the number of shares of Common Stock from 50,000,000 to 100,000,000.
	For	Against	Abstain
4. Approval to grant the chairperson of the	☐	☐	☐

Special Meeting the authority to adjourn or postpone the Special meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to approve the proposals or (b) a quorum is not present at the Special Meeting.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted FOR the proposals listed above, and as the Proxy deems advisable on such other business as may properly come before the meeting. This proxy may be revoked at any time prior to the time it is voted.

When signing the proxy, please date it and take care to have the signature conform to the shareholder’s name as it appears on this proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

Mark here if you plan to attend the meeting	☐
Mark here for address change and note change	☐

You are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.
y

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

¿	FOLD AND DETACH HERE	¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 5:00 p.m., December 19, 2012. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 5:00 p.m., December 19, 2012: 1-888-296-3410	Vote by Internet anytime prior to 5:00 p.m., December 19, 2012 go to http://www.rtcoproxy.com/yavy

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE SPECIAL MEETING MATERIALS:	http://www.cfpproxy.com/6579

YOUR VOTE IS IMPORTANT!